Exhibit 10.1

LEASE AGREEMENT BETWEEN

BLUE RIDGE COMMERCE CENTER WEST LLC,

a Delaware limited liability company,

AS LANDLORD, AND

APPLIED OPTOELECTRONICS, INC.,

a Delaware corporation,

AS TENANT

Blue Ridge Commerce Center
Houston, Texas

LEASE AGREEMENT

(Texas Net Lease)

THIS LEASE AGREEMENT (“Lease”) is dated as of February 10, 2026 (the “Effective Date”), between BLUE RIDGE COMMERCE CENTER WEST LLC, a Delaware limited liability company (“Landlord”) and APPLIED OPTOELECTRONICS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Premises:	That portion of the Building (as defined below), containing approximately 153,928 rentable square feet in Building #3, and commonly known as 16851 Blue Ridge Commerce Dr., Houston, TX 77489, as shown on Exhibit A attached hereto (the “Premises”).

Project:	Blue Ridge Commerce Center as shown on the site plan attached hereto as Exhibit A-1 (the “Project”).

Building:	Building #3 at Blue Ridge Commerce Center, at 16851 Blue Ridge Commerce Dr., Houston, Fort Bend County, Texas (the “Building”), being situated on that certain real property legally described on Exhibit A-2 (the “Building Parcel”).

Tenant’s Proportionate Share of Project:	11.40% (based on 153,928 rentable square feet of the Premises divided by 1,350,559 rentable square feet of the Project).

Tenant’s Proportionate Share of Building:	100% (based on 153,928 rentable square feet of the Premises divided by 153,928 rentable square feet of the Building).

Lease Term:	Beginning on the Commencement Date (as defined below) and ending on the last day of the one-hundred thirtieth (130th) full calendar month thereafter.

Commencement Date:	The earlier of (a) the date Tenant occupies any portion of the Premises and begins conducting business therein, or (b) February 10, 2026 (the “Commencement Date”).

Monthly Base Rent:	The monthly Base Rent shall be as follows:

Month of Lease Term	Monthly Base Rent Rate/RSF	Annual Base Rent Rate/RSF	Base Rent Monthly Rate
01-05*	$0.00	$0.00	$0.00
06-10	$0.43	$5.16	$66,189.04
11-12	$0.86	$10.32	$132,378.08
13-24	$0.89	$10.68	$137,011.31
25-36	$0.92	$11.06	$141,806.71
37-48	$0.95	$11.44	$146,769.94
49-60	$0.99	$11.84	$151,906.89
61-72	$1.02	$12.26	$157,223.63
73-84	$1.06	$12.69	$162,726.46
85-96	$1.09	$13.13	$168,421.89
97-108	$1.13	$13.59	$174,316.65
109-120	$1.17	$14.07	$180,417.73
121-130	$1.21	$14.56	$186,732.36

* Monthly Base Rent will be abated during the first full five (5) months of the Lease Term; provided, however, Tenant shall remain responsible for Operating Expense Payments and Additional Rent during the first five (5) months of the Lease Term. Tenant will pay pro-rated Monthly Base Rent for any partial month at the beginning of the Lease Term.

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Initial Estimated Monthly Operating Expense Payments: (subject to change): (estimate only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	$30,785.60 (does not include certain utilities, which are to be paid separately in accordance with Paragraph 7 herein).

Prepaid Rent:	$163,163.68, to be held as a rental deposit and to be applied against payment of the eleventh month's Rent for the Lease Term.

Security Deposit:	Initially in the amount of $2,000,000.00, together with all interest accrued thereon, subject to reduction as provided in Paragraph 5 below (the “Security Deposit”).

Permitted Use:	General distribution, office and warehouse, light manufacturing and assembly (including, but not limited to, manufacturing and assembly of printed circuit boards (PCBs), printed circuit board assembly (PCBA) and semiconductors), such other lawful purposes as may be incidental thereto, and for no other use or purpose (the “Permitted Use”).

Tenant’s Notice Address:	Prior to the Commencement Date: Applied Optoelectronics, Inc. 13139 Jess Pirtle Sugar Land, TX 77478 From and after the Commencement Date: To the Premises.

Landlord's Notice Address:	Blue Ridge Commerce Center West LLC c/o George R. Farish II, Principal Trammell Crow Company 2800 Post Oak Blvd., Suite 400 Houston, TX 77056

Broker(s):	Cape Bell, Jason Dillee, and Kayla Ripple of CBRE, Inc. (on behalf of Landlord) Sam Chang of AFC Realty LLC dba Henry S Miller Brokerage - Houston (on behalf of Tenant)

Guarantor(s):	None.

Deed of Trust Lender:	None.

Addenda and Exhibits:	Rules and Regulations; Exhibit A (Premises); Exhibit A-1 (Site Plan); Exhibit A-2 (Legal Description of Building Parcel); Exhibit A-3 (Specialized Tenant Improvements); Exhibit B (Future Shared Access Easement Area); Exhibit C (Tenant Work Letter); Exhibit D (Environmental Questionnaire); Exhibit E (Move Out Standards); Exhibit F (Comprehensive Signage Program); Exhibit G (Intentionally Deleted); Exhibit H (Commencement Letter); Exhibit I (Purchase and Sale Agreement); Exhibit J (HVAC Maintenance Program)

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LEASE

1. Granting Clause; Lease Term.

(a) In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above (the “Lease Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months.

(b) Landlord shall tender exclusive possession of the Premises to Tenant upon the Effective Date.

(c) After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date in the form attached hereto as Exhibit H (the “Commencement Letter”). If Tenant fails to sign and return the Commencement Letter to Landlord within ten (10) days of its receipt from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Commencement Date.

(d) Any occupancy of the Premises by Tenant prior to the Commencement Date (“Early Possession”) will be subject to all of Tenant’s obligations under this Lease (except that Tenant will not be obligated to pay Rent during such early occupancy until it conducts business at the Premises). Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises. Tenant hereby releases and discharges Landlord, its contractors, agents, employees and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the period of Early Possession. Landlord makes no representation or warranty about safety of the Premises during any period of Early Possession, as construction and other activities will be ongoing. Tenant shall coordinate its activities in the Premises during Early Possession with Landlord and Landlord’s contractor. During such early occupancy period, Tenant may fixture, rack, and occupy at no cost to Tenant. Notwithstanding the foregoing, Tenant shall be responsible for procuring any required high-pile storage permit from authorities having jurisdiction.

(e) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of rentable square feet described in the Basic Lease Provisions.

2.Acceptance of Premises. Except as expressly provided otherwise herein, Tenant shall accept the Premises on the Commencement Date in its “as-is” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein, except that Tenant shall cause the Tenant Improvements (as defined in the Tenant Work Letter attached hereto as Exhibit C) to be installed within the Premises in accordance with the terms of Exhibit C. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, LANDLORD HAS MADE NO REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF THE PREMISES FOR THE CONDUCT OF TENANT’S BUSINESS, AND TENANT WAIVES ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSES. TENANT ACKNOWLEDGES THAT (A) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS-IS, WHERE-IS” CONDITION, (B) THE BUILDING AND IMPROVEMENTS IN THE PREMISES ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (C) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (D) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD, AND (E) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. Notwithstanding the foregoing, Landlord shall ensure that, on the date on which this Lease is fully executed and delivered, the Premises, shall comply in all material respects with all applicable Legal Requirements.

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3.Use.

(a)Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use; provided, however, no retail sales may be made directly from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would unreasonably disturb, unreasonably interfere with, or endanger Landlord or any tenants or owners of the Project. Outside storage, including without limitation, storage of trucks and other vehicles is prohibited without Landlord’s prior written consent; provided, however Tenant may allow overnight parking of trucks and vehicles (not to exceed 24 hours).

(b)Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). In the event Tenant uses the Premises as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time, Tenant will be responsible for any compliance requirements due to such classification as a place of public accommodation. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease (except that Tenant will not be obligated to pay Rent during such early possession until the Commencement Date).

(c)Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time. Notwithstanding the foregoing or anything in this Lease to the contrary, subject to the terms and conditions of this Lease, Tenant shall have the exclusive right to use, on a “24 hour a day”, “365 days a year” basis the Premises, the Building and, without any additional charge, the following: (a) the loading facilities and areas exclusively serving the Premises, (b) a trash removal area within the Building Parcel in a location proposed by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (c) the parking areas within the Building Parcel.

4.Base Rent. Tenant shall pay Base Rent in the amounts set forth in the Basic Lease Provisions above. The Base Rent, Operating Expenses (hereinafter defined) and any other amounts required to be paid by Tenant to Landlord under this Lease are collectively referred to as “Rent”. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable on the date hereof (and shall be applied against Base Rent and Operating Expenses first coming due under this Lease), and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, except where expressly provided in this Lease, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days after notice from Landlord, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum; provided, however, that the first of such late payment in a 12 month period shall be subject to a five (5) day written notice and opportunity to cure prior to Tenant incurring the foregoing late charge. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord’s other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

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5.Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth above. The Security Deposit shall be held by Landlord in an interest bearing bank account at a U.S. federally insured financial institution, with all interest thereon becoming part of the Security Deposit, and shall not be comingled with any of Landlord’s other funds, as security for the performance of Tenant’s obligations under this Lease. Upon request but not more than once per year, Landlord shall provide Tenant with reasonable evidence of the existence of the aforementioned bank account and the existing balance of the Security Deposit (including interest). The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be returned to Tenant upon the expiration or earlier termination of this Lease, provided that there are no existing uncured Tenant defaults. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5. In the event of a sale or other disposition of the Premises, Landlord may transfer the Security Deposit to the new owner, and, thereafter, provided the new owner assumed the Landlord’s obligations under this Paragraph 5, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant. Tenant hereby waives the provisions of any law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

Notwithstanding the foregoing, the Security Deposit shall be reduced and returned to Tenant over the Lease Term as follows, subject to Tenant not being in default under this Lease: (i) after forty (40) months (commencing with month 6 of the Lease Term) of continuous, timely payment of Base Rent, Operating Expense Payments and Additional Rent, Tenant shall provide Landlord with written request and within thirty (30) days of such request, and provided Tenant is not in default under this Lease, Landlord shall return to Tenant the amount of $500,000.00 of the Security Deposit; (ii) after seventy (70) full calendar months (commencing with month 6 of the Lease Term) of continuous, timely payment of Base Rent, Operating Expense Payments and Additional Rent, Tenant shall provide Landlord with written request and within thirty (30) days of such request, and provided Tenant is not in default under this Lease, Landlord shall return to Tenant the amount of $500,000.00 of the Security Deposit; and after one-hundred (100) months (commencing with month 6 of the Lease Term) of continuous, timely payment of Base Rent, Operating Expense Payments and Additional Rent, Tenant shall provide Landlord with written request and within thirty (30) days of such request, and provided Tenant is not in default under this Lease, Landlord shall return to Tenant $340,000.00 of the Security Deposit. Notwithstanding the foregoing, if Tenant is late one (1) time during a twelve (12) month period for the payment of Base Rent, Operating Expense Payments and Additional Rent, Tenant shall not lose the foregoing right to have the Security Deposit returned so long as Tenant makes such payment no later than five (5) days after Tenant’s receipt of notice from Landlord of such late payment. In the event Tenant renews the Lease, then the balance of the Security Deposit will be partially released after the initial Lease Term, subject to a Security Deposit remaining on deposit with Landlord equal to the last two (2) months of scheduled gross rent during the first, five-year renewal period.

6.Operating Expense Payments.

(a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

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(b) The term “Operating Expenses” means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Building and the common areas of the Project including, but not limited to costs of: common area utilities; maintenance, repair and replacement of all portions of the Building and the common areas of the Project, including without limitation, paving and parking areas, roads, roofs, storm water retention, roof membrane, alleys, roadways and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject and charges under any REA, declaration, easement or shared use agreements concerning adjacent properties to which the Project is subject (which REA, declaration, easement or shared use agreement may be filed after the Effective Date of this Lease); fees payable to tax consultants and attorneys for consultation and contesting taxes; the cost of any commercially reasonable insurance deductibles for insurance maintained by Landlord pursuant to Paragraph 9(a); property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to comply with Legal Requirements first enacted after the Commencement Date (other than those expressly required herein to be made by Tenant), provided that the cost of capital additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) due and payable each calendar year during the Lease term, and (2) the cost of insurance maintained by Landlord pursuant to Paragraph 9(a) for each calendar year during the Lease term.

(c) Notwithstanding the foregoing, Operating Expenses do not include: (1) debt service under mortgages or ground rent under ground leases; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) leasing commissions or the costs of renovating space for tenants; (4) any costs or legal fees incurred in connection with a dispute with any particular tenant; (5) the aggregate amount of any property management fees and/or administrative fees that exceed five percent (5%) of gross receipts for the Building; (6) costs of capital expenditures (except for those required to comply with Legal Requirements first enacted after the Commencement Date, which shall be amortized with interest (at a rate reasonably determined by Landlord) over the useful life of the improvement and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year); (7) depreciation; (8) costs of other services or work performed for the singular benefit of another tenant or occupant; (9) costs of advertising and public relations and promotional costs associated with the leasing of the Project; (10) repairs and maintenance of the foundation, the structural elements of all exterior walls or the structural elements of the roof (unless such damage is caused by Tenant); (11) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (12) any costs incurred in the removal, containment encapsulation or disposal of or repair or cleaning or monitoring of areas affected by any Hazardous Materials unless same arise due to the acts or omissions of Tenant; (13) any costs incurred in connection with the original and initial design, construction, landscaping and clean-up of the Project or correction of defects therefrom discovered within the first one-hundred eighty (180) days after the Effective Date of this Lease; (14) any cost incurred in connection with upgrading the Project to comply with insurance requirements, life safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including without limitation ADA, including penalties or damages incurred as a result of non-compliance; (15) Landlord’s general corporate overhead and general administrative expenses; (16) wages, salaries, benefits, or other costs of employees above the grade of “building manager” or similar title; (17) reserves of any kind; (18) costs for insurance of types or amounts which are in excess of the types or amounts of insurance customarily carried by owners and reimbursed by tenants of comparable properties in the Houston, Texas marketplace; or (19) any costs necessitated by or resulting from the gross negligence or willful misconduct of Landlord, or its agents, contractors, or employees.

(d) Notwithstanding the foregoing or anything herein to the contrary, commencing with the first full calendar year after the first anniversary of the Commencement Date, Tenant’s Proportionate Share of Controllable Operating Expenses (defined below) shall not increase by more than six percent (6%) per annum on a cumulative and compounding basis. The term “Controllable Operating Expenses” means all Operating Expenses but excludes all expenses that are outside of the reasonable control of Landlord, including, but not limited to, to the cost of utilities, Taxes, and insurance premiums.

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(e) If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments or, if the Lease has expired or is earlier terminated, promptly return such excess to Tenant. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

(f) With respect to Operating Expenses for the common areas of the Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the rentable square feet of the Project; and, with respect to Operating Expenses for the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

(g) Provided Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the “Actual Statement”), in accordance with the following procedure:

(1) Tenant shall, within sixty (60) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant’s obligation to make all payments of rent and all payments of Tenant’s Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(2) Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord's property manager, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees.

(3) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than six (6%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person, such cots not to exceed $3,000.00. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

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7.Utilities.

(a)Tenant shall timely pay, directly to the applicable utility provider, for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises and imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. In the event a Property Owner’s Association is formed and the Building Parcel is subject to such POA, Tenant may be responsible for paying its share of certain utilities provided by the POA, such as a fire water line; provided, however, Tenant or Landlord may submeter any such utilities at their own expense should they elect to submeter the Building Parcel and Tenant shall be billed based on the actual cost of utilities provided with no administrative or other additional fee charged by the POA. In the event of any interruption in services or utilities, due to the negligence or intentional misconduct of Landlord, and which restoration is within Landlord’s reasonable control, and provided such interruption is through no fault of Tenant, and such failure (i) renders the Premises untenable (i.e., Tenant cannot reasonably conduct its business in its ordinary course therein) and (ii) continues for more than four (4) consecutive business days after written notice from Tenant, then Rent hereunder shall be abated commencing on the fifth (5th) business day after delivery of written notice to Landlord until such services or utilities are restored. Any interruption in or failure to furnish any services or utilities that prevents Tenant from conducting its business in its ordinary course within the Premises that lasts longer than sixty (60) days shall be deemed a casualty event subject to Paragraph 15.

(b)Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior written consent.

(c)Landlord reserves the right to install new or additional utility facilities throughout the Building and the Project for the benefit of Landlord or Tenant, or any other tenant of the Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises.

8.Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as “Taxes”) that accrue against the Building Parcel and the improvements thereon during the Lease Term. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon the most recent tax bill for the Building Parcel, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Building Parcel. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales, business and occupation, or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (a) Landlord pays them or (b) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor. Notwithstanding the foregoing, (i) Taxes will exclude income, inheritance, transfer, gift and “roll-back” or similar taxes, penalties or interest other than those attributable to Tenant’s failure to comply timely with its obligations under this Lease, (ii) intentionally deleted, and (iii) Landlord (and not Tenant) shall be obligated, at Landlord’s sole cost and expense, to pay any assessment for special improvements installed in connection with development (or re-development) of the Project, including without limitation, assessments for the widening of the exterior roads, the installation and/or hook up to and maintenance of sewer and sewer lines, sanitary and storm drainage systems, and other utility lines and installations, whether public or private, or otherwise incurred as a result of the initial construction or subsequent enlargement of the Project; provided, however, if Tenant uses any excess utilities, including waste water, and an upgrade in such utilities will be required for additional capacity, Tenant will be responsible for such additional fees related to such increased capacity.

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Tenant agrees that, as between Tenant and Landlord, Landlord has the primary right to contest taxes levied against the Building Parcel (other than taxes levied directly against Tenant’s personal property within the Premises). Tenant may request in writing that Landlord contest Taxes levied against the Building Parcel (the “Protest Request”). Landlord shall notify Tenant in writing within twenty (20) days following the later of (a) receipt of the Protest Request or (b) receipt of the taxing authorities appraised value of the Building Parcel, whether or not Landlord will contest taxes levied against the Building Parcel regarding the tax year identified in the Protest Request (the “Protest Response”). If Landlord notifies Tenant in the Protest Response that Landlord will contest taxes levied against the Building Parcel for the applicable year, Landlord will timely and diligently contest taxes levied against the Building Parcel for the applicable year in accordance with applicable law and Tenant will have no right to protest or appeal any governmental appraisal or reappraisal of the value of all or any portion of the Building Parcel. If Landlord does not elect to contest taxes levied against the Building Parcel, Tenant may contest such taxes, at Tenant’s sole cost and expense, if Tenant diligently proceeds with such contest in accordance with applicable law provided Tenant provides Landlord with written notice of such election within thirty (30) days of the Protest Response. All reductions, refunds, or rebates of Taxes paid or payable by Tenant, whether as a consequence of a Tenant proceeding or otherwise, will be refunded by Landlord to Tenant within thirty (30) days after Landlord’s receipt thereof.

9.Insurance.

(a)Landlord shall obtain and maintain the following: (1) a "special causes of loss" form of property insurance on the Building covering the full replacement cost of the Building (excluding foundation), less a commercially reasonable deductible, and (2) commercial general liability insurance, which shall be in such amount as Landlord so determines, in its reasonable discretion and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, in its reasonable discretion, including, but not limited to, flood insurance. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be reasonably determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary, in its reasonable discretion, as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(b)Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage:

(A)a "special causes of loss" form of property insurance including theft, sprinkler leakage and boiler and machinery coverage, covering the full replacement cost of all property and improvements (including the Tenant Improvements and Tenant-Made Alterations) installed or placed in the Premises by Tenant or for Tenant’s benefit, with no coinsurance penalty provision. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises;

(B)worker’s compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000;

(C)business interruption, loss of income and extra expense insurance covering loss of earnings from perils covered in policies obtained under clause (A) above for an indemnity period of not less than twelve (12) months;

(D)business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence;

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(E)commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage occurring in or about the Premises. Such commercial general liability insurance shall afford, at a minimum, the following limits: each occurrence: $1,000,000; general aggregate: $3,000,000 per location aggregate; products/completed operations aggregate: $1,000,000; personal and advertising injury liability: $1,000,000; fire damage: $250,000; fire legal liability: $250,000; medical payments: $5,000. Such commercial general liability insurance shall include Landlord, its trustees, officers, directors, partners, members, agents, and employees, Landlord’s mortgagees, and Landlord’s property managers, as additional insureds. This coverage shall include blanket contractual liability, broad form property damage liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire, a contractual liability endorsement, and provide primary coverage to Landlord with respect to the Tenants obligations and requirements under this lease. Such insurance shall be written on an occurrence and not a claims-made basis and contain a standard separation of insureds provision; and

(F)umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with a minimum limit of $5,000,000 per occurrence and $5,000,000 in the annual aggregate. These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall include Landlord, its trustees, officers, directors, partners, members, and employees, Landlord’s mortgagees, and Landlord’s property managers as additional insureds.

(c)All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises is located with a rating of at least “A - X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord in writing. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, reasonably acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder (or, at Landlord’s option, copies of the policies evidencing coverage) shall be delivered to Landlord prior to delivery or possession of the Premises and within ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, partners, members, and employees, Landlord’s property manager, Landlord’s mortgagees, and such other persons or entities as Landlord may from time to time designate are included as additional insureds on liability policies and that Landlord is named as loss payee on the property insurance as required in Paragraph 9(b)(A) above. Further, the certificates must include an endorsement for each to provide at least ten (10) business days prior notification of cancellation due to nonpayment and sixty (60) days prior notification of any other cancellation or material change in coverage to said additional insureds.

(d)In the event that Tenant fails to comply with the foregoing insurance requirements or to timely deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand all costs thereof, plus an administrative fee of ten percent (10%) of such costs.

(e)The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(f)Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work), business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Such contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.

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All policies required to be carried by any such contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises is located with a rating of at least “A - X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, reasonably acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor

(g)The "special causes of loss" form of property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, partners, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives and releases any claims against Landlord, and its officers, directors, employees, managers, and partners for any loss or damage insured against or required to be insured against by Tenant hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss Landlord hereby waives and releases any claims against Tenant, and its officers, directors, employees, managers, and partners for any loss or damage insured against by Landlord or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. The foregoing waivers and releases shall not apply to losses or damages in excess of actual or required policy limits, whichever is greater. The waivers set forth in this Paragraph 9(g) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

10.Landlord’s Repairs. Landlord shall maintain and repair, so as to keep in good working order, condition and repair at all times, as part of Operating Expenses, only the fire sprinklers and fire protection systems, roof, floor slab, foundation piers, load bearing columns, exterior and load bearing walls of the Building and all other structural portions of the Building, damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. Landlord shall also maintain and repair all utility lines, drains, and similar facilities serving the Premises located outside of five feet from the exterior of the Building; however, any capital repair or replacement (as opposed to ordinary repairs or maintenance or non-capital replacement) of structural elements of the roof (including the roof membrane), floor slab, load bearing columns, and exterior load bearing walls of the Building shall be performed by Landlord at Landlord's sole cost and expense (not to be included as an element of Operating Expenses), unless the need for such capital replacement results from any misconduct or negligence of Tenant (or its agents, employees, contractors, subcontractors, licensees or invitees) or any work or improvements performed by or on behalf of Tenant, in which event Tenant shall be responsible for the costs and expenses of the same (in which event such work shall be performed at Tenant's sole cost and expense). The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Landlord warrants to Tenant that the mechanical, electrical and plumbing systems for the Premises, as well as the HVAC systems, will remain in good working order, condition and repair during the first twelve (12) months after the Commencement Date (the “Warranty Period”), and in the event any such items cease to be in good working order, condition and repair during the Warranty Period, Landlord shall repair or, if reasonably necessary, replace such items promptly following Tenant’s written notice to Landlord of such event. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Project, including, but not limited to driveways, alleys, landscape and grounds within the Project, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof. Without limiting Tenant’s express rights under this Lease, Tenant hereby waives the benefit of any statute providing a right to make repairs and deduct the cost thereof from the rent or the right to terminate the Lease because of the Landlord's failure to timely perform its obligations under this Paragraph 10.

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11.Tenant’s Repairs.

(a)Subject to Landlord’s obligations in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Within ten (10) days of the Commencement Date, Tenant, at Tenant’s expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises in accordance with Landlord’s HVAC Maintenance Program attached hereto and incorporated herein as Exhibit J. The scope of services and contractors under such maintenance contracts shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord shall assign to Tenant all warranties covering equipment within the Premises.

(b)In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord’s responsibility pursuant to Paragraph 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant’s repair and maintenance obligations pursuant to this Paragraph 11.

(c)Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12.Tenant-Made Alterations and Trade Fixtures.

(a)Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Such consent shall not be unreasonably withheld, conditioned or delayed, except if such alterations affect structural, exterior, electrical or mechanical aspects of the Premises, in which event Landlord may withhold its consent in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may make interior Tenant-Made Alterations without the consent of Landlord if (a) such Tenant-Made Alterations have a cost of $100,000 or less per occurrence (b) such Tenant-Made Alterations do not adversely affect structural, fire suppression or life-safety systems, electrical or mechanical aspects of the Premises, and (c) no municipal approval is required for such Tenant-Made Alterations. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. Tenant may, at its sole cost and expense, install exterior nitrogen tanks, air compressors, exterior generators, chiller/air handler systems, clean rooms, security cameras and any other installations approved in writing by Landlord (the “Specialized Tenant Improvements”), which improvements are identified on the attached Exhibit “A-3”.

(b)All Tenant-Made Alterations shall be constructed in a good and workmanlike manner, by contractors reasonably acceptable to Landlord (if Landlord approval is required for the Tenant-Made Alterations) and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval if Landlord approval is required for the Tenant-Made Alterations. Landlord shall review such plans and specifications within thirty (30) days of Landlord’s receipt of such plans and specifications. If Landlord shall fail to respond to Tenant within such thirty (30) day period, Tenant shall send a second ten (10) day written notice, and if Landlord fails to respond to such second written notice, such plans and specifications shall be deemed approved by Landlord. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed five percent (5%) of the total cost of such Tenant-Made Alterations if Landlord approval is required for the Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. In performing the work of any Tenant-Made Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the Building or Project, or the common areas for any other tenant of the Building or Project, and as not to obstruct the business of Landlord or other tenants in the Building or Project, or interfere with the labor force working in the Building or Project.

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(c)Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.

(d)Upon surrender of the Premises, all Tenant-Made Alterations (excluding any component of the Specialized Tenant Improvements that include trade fixtures or equipment) and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal and restore the Premises to their condition existing upon the Commencement Date, normal wear and tear excepted.

(e)Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal. All furniture, trade fixtures, and equipment installed by Tenant and located on the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the obligation, to remove any or all of said furniture, trade fixtures or equipment at the expiration or earlier termination of this Lease and that Tenant shall repair any damage to the Premises occasioned thereby.

13.Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall comply with the Comprehensive Signage Program attached hereto and incorporated herein as Exhibit F, and shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and shall conform in all respects to the Comprehensive Signage Program attached hereto and incorporated herein as Exhibit F and all applicable Legal Requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received reasonably detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Tenant’s approved exterior signage may be located within the areas located on the Building as shown on Exhibit F.

14.Parking. Tenant shall have the exclusive right to park in all of the parking spaces within the Building Parcel, and Tenant shall have the right to enforce Tenant's parking rights against any third parties; provided, however that Tenant will indemnify and hold Landlord harmless against any claims or liabilities arising from Tenant’s enforcement of its parking rights under this Lease. Tenant shall not park vehicles in any location other than on the Building Parcel. All motor vehicles (including all contents thereof) shall be parked in the Project's parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

15.Restoration.

(a)If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 270 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord reasonably estimates that restoration will take 270 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations and/or Tenant Improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage.

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(b)If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), and Landlord does not have the right to terminate under Section 15(a) above, and Tenant does not elect (at its sole option) to fund the repairs or restorations (it being agreed Tenant could only do so in the event a casualty under Section 15(a) above does not apply), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Rent shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

(c)Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed as a result of the gross negligence or willful misconduct or omission of Tenant, this Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant, and Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant’s sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant’s sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord’s insurance policy and any amounts not insured.

(d)The provisions of this Paragraph 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises, the Building or any portion of the Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises, the Building or the Project.

16.Condemnation. If any part of the Premises, the Protected Area or REA, defined below, should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) in Tenant’s commercially reasonable judgment, the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s commercially reasonable judgment, the Taking would materially interfere with or impair its ownership or operation of the Project and Landlord is electing to terminate all other similarly situated tenants in the Project or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Building or Project and Tenant does not elect (at its sole option) to fund the repairs or restorations caused by the Taking, then upon written notice by Landlord or Tenant this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award, including, without limitation any award for a Taking of Tenant’s leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. This paragraph shall be Tenant’s sole and exclusive remedy in the event of any Taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

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17.Assignment and Subletting.

(a)Without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, subject to Paragraph 17(b) below, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. The transfer, on a cumulative basis, of fifty percent (50%) or more of the ownership interests of Tenant shall constitute a change in control for this purpose unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may, subject to the conditions below, sublet the Premises, or any part thereof, to NationGate Inc., a Texas corporation, NationGate Holdings Berhad (a Malaysian incorporated entity) and/or a company controlled by, under common control with, or controlling NationGate Holdings Berhad (the “Proposed Subtenant”) provided that (a) the Proposed Subtenant is authorized to conduct business within the United States and the State of Texas; (b) Tenant shall deliver to Landlord, or cause the Proposed Subtenant to deliver to Landlord, an electronic copy of two (2) consecutive years of signed US income tax returns for the Proposed Subtenant, within thirty (30) days of those tax returns being filed with the Internal Revue Service (this requirement shall apply to the first two (2) tax years in which the Proposed Subtenant begins operating within the Premises), (c) Tenant shall represent and warrant that the Proposed Subtenant is in full compliance with all applicable Texas laws regarding foreign ownership of real property, specifically including (but not limited to) the provisions of the Alien Act (defined below) and Tenant shall certify that the Proposed Subtenant is not a "Designated Country Entity" as defined by Texas law, (d) the sublease agreement shall stipulate that the Proposed Subtenant submits to the jurisdiction of the courts of Harris County, Texas, for any disputes arising under the Lease, and appoints a registered agent within the State of Texas for service of process, and (e) a "Waiver of Sovereign Immunity" clause to sublease to ensure a claimant can collect in a Texas court (the same waiver must apply to any sublease). Landlord acknowledges and agrees that (x) NationGate Inc satisfies the aforementioned clause (a) and (y) clause (b) may be satisfied after a sublease to a Proposed Subtenant in the event the Proposed Subtenant has not yet filed US income tax returns. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, any entity controlling Tenant, controlled by Tenant or under common control with Tenant or to any entity resulting from a merger or consolidation with Tenant or any entity which acquires substantially all of Tenant's stock or assets (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate and the Tenant Affiliate must have a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) greater than or equal to $50,000,000.00. In no event shall Tenant be permitted to use a series of one or more Transfers to “spin-off” this Lease to independent third parties to avoid obtaining Landlord’s approval of a Transfer as required herein, e.g., Tenant shall not assign this Lease to an affiliate corporation whose assets consist solely of this Lease and the rights granted herein and thereafter sell the stock of such affiliate corporation to an independent third party. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any Transfer that requires Landlord’s consent. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease; (ii) the assignee or subtenant is unwilling to assume in writing all of Tenant’s obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (iv) an intensification of use of the Premises or the common areas; (v)  the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials; or (vi) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding space within the Project. The requirements of this Paragraph 17 shall apply to any further subleasing by any subtenant.

(b)Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis. Notwithstanding upon an assignment of this Lease to an assignee with a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) greater than or equal to $150,000,000.00. Tenant shall have no further obligations under this Lease.

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(c)If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18.Indemnification. TENANT AGREES TO INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO LANDLORD) AND HOLD HARMLESS LANDLORD, AND LANDLORD’S AGENTS, EMPLOYEES AND CONTRACTORS, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) (COLLECTIVELY, “CLAIMS”), ARISING FROM ANY OCCURRENCE IN OR ABOUT THE PREMISES, THE USE AND OCCUPANCY OF THE PREMISES, OR FROM ANY ACTIVITY, WORK, OR THING DONE, PERMITTED OR SUFFERED BY TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SHAREHOLDERS, PARTNERS, INVITEES, SUBTENANTS OR ASSIGNEES IN OR ABOUT THE PREMISES, THE BUILDING OR THE PROJECT OR DUE TO ANY OTHER ACT OR OMISSION OF TENANT, ITS SUBTENANTS, ASSIGNEES, INVITEES, EMPLOYEES, CONTRACTORS AND AGENTS, OR FROM TENANT’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE (OTHER THAN ANY LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18. Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the other indemnified parties, for any damages arising from any act, omission or neglect of any other tenant in the Project and in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Tenant, Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by the other party(ies).

19.Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let, but only during the last six (6) months of the Lease Term, or that the Building or Project is available for sale. In exercising Landlord’s rights pursuant to this Paragraph, Landlord shall use reasonable efforts to not materially and adversely interfere with the operations of Tenant’s business. Landlord and Landlord’s property manager will sign a commercially reasonable non-disclosure agreement concerning any confidential information that the parties may be exposed to upon any access to the Premises. Further, Landlord agrees that any access to the Premises may be accompanied by a Tenant representative, provided such representative is made available upon 24 hours prior written notice. Landlord may grant non-exclusive vehicular access easements through the Building Parcel common areas and create restrictions on or about the Premises, the Building Parcel or the Project, provided that no such easement, dedication, designation or restriction shall materially interfere with Tenant’s use or occupancy of the Premises or use of the Building Parcel for the Permitted Use as provided under this Lease.

20.Quiet Enjoyment. Provided that no Event of Default exists, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

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21.Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted and otherwise in compliance with the provisions of Exhibit E attached hereto. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to give such notice or to participate in such joint inspection, Landlord’s inspection shall be deemed conclusive for purposes of determining Tenant’s responsibility for repairs and restoration. No such performance by Landlord shall create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. Landlord may, at Landlord’s sole discretion, require Tenant to remove all or a portion of the Specialized Tenant Improvements, at Tenant’s sole cost and expense and restore the Premises upon lease termination or vacancy, subject to normal wear and tear. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of 15% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor, and any time reasonably required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Paragraph 22 shall apply.

22.Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental during the first thirty (30) days of holdover shall be equal to the 125% of the Base Rent in effect on the expiration or termination date, and base rental following the initial thirty (30) days of holdover will be 150% of Base Rent in effect on the expiration or termination date. All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, in the event Landlord sends Tenant notice that Landlord has leased the Premises to a new Tenant and Tenant fails to vacate the Premises before the later of the last day of the Lease Term or the fifteenth (15th) day after receipt of said notice, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a)Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, Landlord shall only be obligated to provide such written notice as to Base Rent and Operating Expenses to Tenant one (1) time within any calendar year and in the event Tenant fails to timely pay Base Rent or Operating Expenses for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease.

(b)Tenant shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); or (iii) become the subject of any proceeding for relief which is not dismissed within ninety (90) days of its filing or entry.

(c)Tenant shall fail to maintain any insurance required to be maintained by Tenant pursuant to this Lease and such failure shall continue for a period of five (5) days or more after notice from Landlord to Tenant.

(e)Tenant shall assign, sublease or otherwise transfer Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease, and such transfer is not voided within ten (10) days’ notice from Landlord to Tenant.

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(f)Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant’s receipt of notice that any such lien or encumbrance is filed against the Premises.

(g)Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same and such failure shall continue for a period of five (5) days or more after notice from Landlord to Tenant.

(h)Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) business days or more after notice from Landlord to Tenant.

(i)Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such time as is reasonably necessary, provided that Tenant commences such cure within the 30-day period and thereafter diligently prosecutes the cure to completion).

(j)The failure of Tenant or Tenant’s employees, agents or representatives to observe or comply with any of the rules and regulations of the Project as the same may be amended from time to time, and such failure shall continue for fifteen (15) days or more after written notice from Landlord to Tenant.

Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any notice required under applicable law.

(h) Landlord and Tenant hereby acknowledge and agree that Landlord or a "Landlord Affiliate" (as herein defined) may have heretofore entered, or may hereafter enter, into another lease or leases with Tenant or "Tenant's Affiliate" (as herein defined) for premises within the Project, any such lease heretofore or hereafter entered into by Landlord or a Landlord Affiliate with Tenant or a Tenant Affiliate shall be referred to as an "Other Lease."  Notwithstanding any provision to the contrary contained herein or in any Other Lease, Landlord and Tenant stipulate and agree that any Event of Default hereunder may, at Landlord’s election, constitute an event of default by Tenant (or the Tenant Affiliate as the case may be) under any Other Lease and that a default by Tenant (or a Tenant Affiliate, as the case may be) under any Other Lease shall constitute an Event of Default hereunder provided that Landlord or a Landlord Affiliate is the landlord under such Other Lease.  For purposes hereof: (i) the phrase "Landlord Affiliate" shall mean a business entity, corporate or otherwise, that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Landlord and (ii) the word "control" shall mean right and/or power, direct or indirect, to direct or cause the direction of the management and policies of a business entity, corporate or otherwise, through ownership or voting securities, by contract or otherwise.  For purposes hereof, the phrase "Tenant Affiliate" shall mean any business entity in which Tenant (or any officer, director, or shareholder of Tenant, if Tenant is a corporation) has any financial interest, direct or indirect.

24.Landlord’s Remedies.

(a) Landlord’s Remedies; Termination.

(1) Within sixty (60) days following an Event of Default, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder.

(2) In the event that Landlord shall elect to so terminate this Lease following an Event of Default, then Landlord may recover from Tenant: the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs to place the Premises in the condition required under this Lease at the expiration of the Lease Term; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

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(3) Within sixty (60) days following an Event of Default, Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an Event of Default and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Following an Event of Default, Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

(4) Within sixty (60) days following an Event of Default, Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

(5) In the event Landlord elects to re-enter or take possession of the Premises within sixty (60) days following an Event of Default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages (a “Lockout”). Notwithstanding anything herein to the contrary or under any applicable law, Landlord agrees that it shall not exercise any Lockout except in connection with a monetary default by Tenant. Landlord shall have no right to exercise any such Lockout unless and until:

(A) such monetary default continues uncured after the expiration of all applicable notice and cure periods under this Lease;

(B) Landlord has delivered to Tenant a second written notice of such monetary default, expressly stating Landlord’s intent to exercise a Lockout; and

(C) Tenant fails to cure such monetary default within ten (10) days after receipt of such second written notice.

(6) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant’s right to possession without terminating this Lease after an event of default, Landlord shall, if required by State law, use commercially reasonable efforts to relet the Premises and mitigate damages as set forth in Paragraph 24(b) below.

(7) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time following an Event of Default, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Base Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Base Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Operating Expenses and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Operating Expenses paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

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(8) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker’s fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant’s property or any other property of an occupant of the Premises claiming any possessory rights through Tenant, the cost of removal of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees.

(9) Landlord may apply Tenant’s Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant’s default or to reimburse Landlord for expenditures made or direct damages suffered as a consequence of Tenant’s default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(b) Mitigation of Damages.

(1) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(2) Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Property suitable for that prospective tenant’s use are (or soon will be) available.

(C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space.

(D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

Disrupt the tenant mix or balance of the Property;

Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property;

Adversely affect the reputation of the Property; or

Be incompatible with the operation of the Property.

(E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

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Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(3) Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 24(b).

(4) Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

As used in subparagraph (2) of Paragraph 24(a) above, the “worth at the time of award” is computed by allowing interest at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year.

(c) Landlord’s Remedies; Re-Entry Rights. Following an Event of Default, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Lease, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d) Continuation of Lease. If Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(e) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

(f) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 24 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 24 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(g) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

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(h) Costs Upon Default and Litigation. Tenant shall pay to Landlord and the holder of any mortgage as additional rent all the expenses incurred by Landlord or such holder in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or any such holder shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or any such holder, Tenant, at its expense, shall provide Landlord and/or such holder with counsel reasonably acceptable to Landlord and/or its mortgagees and shall pay all reasonable costs incurred or paid by Landlord and/or such holder in connection with such litigation.

25.Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions. Without waiving Tenant’s express rights under this Lease, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. If Landlord shall fail to perform any of the covenants required to be performed by Landlord under this Lease after notice and beyond the cure periods set forth in this Paragraph, a “Landlord Default” shall be deemed to have occurred and Tenant shall have the right to exercise any and all remedies available at law or in equity, subject to the terms and conditions of this Lease. In the event that Landlord’s breach has a material and adverse effect upon Tenant’s ability to operate its business within, or access to, the Premises, then following a second ten (10) day written notice to Landlord, in the event that the Landlord does not undertake the cure within said ten (10) day period and thereafter proceed diligently to complete same, Tenant shall be entitled to undertake such cure and Landlord will reimburse Tenant for its actual and reasonable expenses within thirty (30) days of receipt of invoice, which invoice shall include an administrative charge equal to ten (10%) of such expenses. Notwithstanding the above or any other terms of this Lease, in the case of an emergency materially and adversely affecting operations, safety or access, which must rise to the level of imminent bodily harm or death to persons or imminent material damage to property or be of the nature that, in Tenant’s commercially reasonable judgment, Tenant would need to cease material business operations within a substantial portion of the Premises, Tenant shall have the right, but not the obligation, to immediately prosecute any and all repairs and shall seek to deliver contemporaneous written notification to Landlord of the emergency and related repairs (provided that if contemporaneous written notice is not practicable, as reasonably determined, then Tenant shall provide such written notice as soon thereafter as reasonably practicable). All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s equity interest in the Project and the proceeds therefrom, and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

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27.Subordination.

(a)This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; however, any subordination of Tenant’s interest in the Lease to any deed of trust or mortgage or any ground lease is subject to Tenant’s execution of a commercially reasonable non-disturbance agreement by Tenant, Landlord and the other party(ies) to such instruments. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such holder within ten (10) days of such request; provided, however, that Tenant’s obligation to execute, acknowledge and deliver such instruments shall be contingent on such instruments containing customary non-disturbance language. Landlord represents and warrants to Tenant that the Premises are not subject to any ground lease or deed of trust as of the Effective Date.

(b)Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to applicable law in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease in connection with any work performed by Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days after receipt of notice of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged (including by bonding or insuring over) within thirty (30) days after receipt of notice of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29.Estoppel Certificates. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, a commercially reasonable estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate within a second five (5) day written notice, sent to the notice address required under this Lease, shall be deemed an Event of Default.

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30.Environmental Requirements.

(a)Except for Hazardous Material contained in products used by Tenant in de minimis quantities for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Project, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any “Hazardous Materials” (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit D incorporated herein by reference. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement. Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Project without obtaining Landlord’s prior written consent, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.

(b)The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c)Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

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(d)Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(e)Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) business days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises. In connection with the foregoing, Tenant shall reimburse Landlord, or shall carry in the event required by Landlord, environmental insurance for the Premises. Tenant shall also reimburse Landlord, within 10 days of written demand, for the costs of any environmental management fees if required for the Premises and environmental audits if required for the Premises due to Tenant’s use of the Premises.

(f)In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance or escrow of funds) in an amount and form reasonably satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

(g)Landlord agrees not to bring any Hazardous Material upon the Premises or transport, store, use, generate or manufacture or release any Hazardous Material in or about the Premises, however, Landlord may have Hazardous Materials in or about the Premises in connection with Landlord’s lease obligations hereunder, including for purposes of cleaning, maintaining or repairing portions of the Premises, provided Landlord shall at all times comply with Environmental Requirements. Landlord shall be responsible for the cost of any required remediation due to its violation of this paragraph. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all direct losses, claims, demands, actions, suits, damages, expenses, and costs which are brought or recoverable against, or suffered or incurred by Tenant as a result of any release of Hazardous Materials on or about the Premises to the extent caused by Landlord, its agents or employees, and for which Landlord is obligated to remediate in accordance with any Environmental Requirements.

31.Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. No rules and regulations may impose any material additional monetary obligations on Tenant not contained in this Lease; provided, however the foregoing shall not prevent any future property owner’s associations from assessing fines or fees pursuant to such declaration. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

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32.Security Service. TENANT ACKNOWLEDGES AND AGREES THAT, WHILE LANDLORD MAY (BUT SHALL NOT BE OBLIGATED TO) PATROL THE PROJECT, LANDLORD IS NOT PROVIDING ANY SECURITY SERVICES WITH RESPECT TO THE PREMISES AND THAT LANDLORD SHALL NOT BE LIABLE TO TENANT FOR, AND TENANT WAIVES ANY CLAIM AGAINST LANDLORD WITH RESPECT TO, ANY LOSS BY THEFT OR ANY OTHER DAMAGE SUFFERED OR INCURRED BY TENANT IN CONNECTION WITH ANY UNAUTHORIZED ENTRY INTO THE PREMISES OR ANY OTHER BREACH OF SECURITY WITH RESPECT TO THE PREMISES. TENANT ASSUMES ALL RESPONSIBILITY FOR THE PROTECTION OF THE PREMISES, TENANT, ITS AGENTS AND INVITEES AND THEIR PROPERTY FROM THE ACTS OF THIRD PARTIES.

33.Renewal Option. Provided that: (1) no Event of Default exists under this Lease; and (2) Tenant or a subtenant or assignee continues to be in full operational possession of at least 50% of the Premises, both requirements being met as of the date of exercise of the Renewal Option or as of the Renewal Term Commencement Date (both as defined below), then Tenant shall have two (2) options to renew this Lease (“Renewal Option”) for the entire Premises for a period of five (5) years each (“Renewal Term”), commencing on the first day following the expiration of the initial Lease Term, or first Renewal Term (“Renewal Term Commencement Date”).  The Renewal Option is exercisable only by Tenant giving written notice thereof (“Renewal Notice”) to Landlord of its exercise of the Renewal Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Lease Term or first Renewal Term.

33.1 The Base Monthly Rent payable hereunder for the Premises during the Renewal Term shall be adjusted to the Fair Market Rental Rate (as defined in Paragraph 33.4) as of the Renewal Term Commencement Date provided, however, that Base Monthly Rent for the Renewal Term shall not be less than the Base Monthly Rent payable by Tenant at the expiration of the initial Lease Term.

(1) Landlord shall give Tenant written notice of Landlord’s determination of the Fair Market Rental Rate for the Renewal Term (“Landlord’s Statement”) within thirty (30) days after Landlord’s receipt of the Renewal Notice.  Within fifteen (15) days after Tenant’s receipt of Landlord’s Statement (“Tenants Review Period”), Tenant shall give Landlord written notice of its election to either (a) accept the Fair Market Rental Rate set forth in Landlord’s Statement or (b) reject Landlord’s Statement and request that the Fair Market Rental Rate be determined by arbitration pursuant to Paragraph 33.1(2); provided, however, that prior to submitting the matter to arbitration as herein provided, the parties shall first attempt in good faith to resolve their differences in the determination of the Fair Market Rental Rate for a period ten (10) Business Days following Landlord’s receipt of Tenant’s notice of its rejection of Landlord’s Statement.  If Tenant fails to give Landlord notice of its acceptance or rejection of Landlord’s Statement by the expiration of Tenant’s Review Period, then such failure shall be deemed to be Tenant’s rejection of the Fair Market Rental Rate set forth in Landlord’s Statement.

(2) If Tenant gives (or is deemed to have given) Landlord notice that it elects arbitration pursuant to Paragraph 33.1(1), and the parties have failed to resolve their differences within the required ten (10) Business Days thereafter, then, in order to determine the Fair Market Rental Rate for the Renewal Term, Landlord and Tenant, within fifteen (15) days after Landlord’s receipt of Tenant’s written notice of election to arbitrate, shall each simultaneously submit to the other in writing its good faith estimate of the Fair Market Rental Rate (“Good Faith Estimates”).  If the higher of the Good Faith Estimates is not more than one hundred and five percent (105%) of the lower of the Good Faith Estimates, the Fair Market Rental Rate in question shall be deemed to be the average of the submitted rates.  If otherwise, then the rate shall be set by arbitration to be held in Houston, TX, in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association, except that the arbitration shall be conducted by a single arbitrator selected as follows.  Within five (5) Business Days after the simultaneous submittal by Landlord and Tenant of their respective Good Faith Estimates, each shall designate a recognized and independent real estate expert or broker who shall have at least ten years recent experience in the valuation of rental properties similar to and in the vicinity of the Building and Project, which expert or broker shall not be an affiliate of Tenant or Landlord.  The two individuals so designated shall, within ten (10) Business Days after the last of them is designated, appoint a third independent expert or broker possessing the aforesaid qualifications to be the single arbitrator.  The third arbitrator so selected shall, alone, pick one of the two Good Faith Estimates, being the Good Faith Estimate which is closer to the Fair Market Rental Rate as determined by the arbitrator using the definition set forth in Paragraph 33.4, and such arbitrator shall be limited to the determination of the Fair Market Rental Rate and shall have no right to modify the terms or conditions of this Lease or to select any rate other than one of the two Good Faith Estimates submitted.  The parties agree to be bound by the decision of the arbitrator, which shall be final and non-appealable, and shall share equally the costs of arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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33.2 During the Renewal Term, Tenant shall pay Operating Expenses in accordance with the provisions of Article 6.

33.3 The Renewal Option is personal to Applied Optoelectronics, Inc., and may not be assigned, transferred or conveyed to any party, except in connection with a permitted assignment of the Lease pursuant to Article 17; provided, however, that if Tenant executes a Transfer that is approved by Landlord and Tenant remains liable for all obligations hereunder throughout the Renewal Term, then Tenant (but not such assignee or subtenant) may exercise the Renewal Option.

33.4 Fair Market Rental Rate.  Subject to Paragraph 33.1, the phrase “Fair Market Rental Rate” shall mean the fair market value annual rental rate that a comparable tenant would pay and a comparable landlord would accept in an arm’s length transaction, for delivery on or about the applicable delivery or effective date, for comparable non-renewal, non-expansion space, for a comparable use in the Project and in comparable buildings (“Comparable Transactions”).  In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting free rent and/or no rent subsequent to the commencement date as to the space in question, brokerage commissions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions.

34.Force Majeure. Landlord and Tenant shall not be held responsible for delays in the performance of their respective obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond their reasonable control (“Force Majeure”); provided, however, in no event shall Force Majeure excuse the timely payment of Rent and other amounts due by Tenant hereunder.

35.Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

36.Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

37.Brokers. Tenant and Landlord each represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers, if any, set forth in the Basic Lease Provisions of this Lease. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction.

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38.Miscellaneous.

(a)Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery. If Landlord sends a default notice or an invoice to Tenant for payment of any rent due hereunder, an email of such default notice and/or invoice shall be sent to Fred Chang (fchang@ao-inc.com), David Kuo (david_kuo@ao-inc.com), and Ray Du (Ray_Du@ao-inc.com) regardless of any other method of notice sent to the other Tenant notice parties.

(d)Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord’s lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Project or administration of Landlord’s business, or (5) if disclosure is required by any judicial or administrative order or ruling. Notwithstanding anything to the contrary contained herein, so long as Tenant remains a publicly traded company (or a consolidated subsidiary of a publicly traded company) with financial statements that are publicly available, Tenant shall not be required to provide or deliver financial statements or any other information required under this Paragraph.

(f)Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(g)Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

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(j)Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m)All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n)In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts' fees and expenses, court costs and consulting fees.

(o)There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p)To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q)Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, except for any requests specifically under Exhibit C for the initial Work, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs plus an administrative fee of ten percent (10%). Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r)Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have, subject to Landlord’s prior written consent and subject to Landlord’s rules and regulations of the Building, the right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”). All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, regarding equipment that impacts the interior and exterior of the Premises, and applicable Legal Requirements. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services. Landlord approves of AT&T and Comcast as telecommunications providers for the Building.

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(s)Tenant (if a corporation, partnership, limited liability company or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Lease Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t)Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant’s failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u)This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(v)No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

(w)At Tenant’s request, Landlord will reasonably cooperate with Tenant as may be reasonably required for Tenant to obtain, maintain, or modify any governmental approvals or economic incentives.

39.No Landlord’s Lien/Security Interest. Tenant’s property, racking, shelves, wall display systems, bins, machinery, fixtures, security devices (including security gates and security cameras), generators, furnishings, equipment, accounts receivable, inventory, and other personal property (collectively, “Tenant’s Property”), however installed or located on or about the Premises, will be and remain the property of Tenant or its lender, service providers, contractors, or vendors (and their respective lenders or contractors) (collectively, “Vendors”) and may be installed, modified, and removed at any time and from time to time during the Lease Term without Landlord’s consent. In no event (including a Default) will Landlord have any lien or other security interest in any of Tenant’s Property located in the Premises or elsewhere, and Landlord hereby expressly waives and releases any lien or other security interest however created or arising. At Tenant’s request and cost, Landlord will execute a reasonable lien waiver and access agreement requested by Vendors so long as such party agrees (a) to provide Landlord with at least five (5) business days’ notice before exercising any remedy to remove Tenant’s Property; (b) to allow a representative of Landlord to be present during the exercise of any such remedy; (c) to repair and restore any damage caused by the removal of Tenant’s Property; (d) to carry at least the same level of insurance as required of Tenant during any time that such third party is on the Premises; and (e) to indemnify, defend, and hold harmless Landlord from any claims arising out of or relating to such party’s exercise of its rights.

40.Limitation of Liability of Landlord’s Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Project. In the event of any transfer or transfers of such title to the Project, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed.

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41.OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Tenant hereby certifies that: (i) Tenant is not acting, directly or indirectly, of or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees and costs) arising or related to any breach of the foregoing certification.

42.Reserved.

43.Easements; CC&R’s. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Specifically, Landlord may enter into a reciprocal easement agreement to allow for cross access with the property to the north of the Building Parcel, as shown on the attached Exhibit B (the “REA”) and subjecting the Building Parcel to a Property Owner’s Association, which may be governed by a declaration, allowing for certain shared assessments for the Project (collectively “Recorded Instruments”), so long as such Recorded Instruments do not materially and adversely affect the Premises or Tenant’s rights, obligations or interest under this Lease.

44.Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant improvement allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of an event of default of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant; provided, however, such costs shall be amortized over the remaining term of this Lease. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph 44 shall not be deemed a waiver by Landlord of the provisions of this Lease unless specifically so stated in writing by Landlord at the time of such acceptance.

45.Reserved Rights. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon 30 days prior notice to change the name or street address of the Building or Project; (2) reserved; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Project, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Project, or as Landlord may be required to do by law; (5) reserved; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to change the arrangement and/or location of the public areas of the Project, except for those areas located on the Premises, subject to Landlord’s right to grant and amend easements on the Building Parcel hereunder; (9) to reasonably regulate access to the riser room, provided, however, Landlord’s representative must be made available upon 24 hours’ prior written notice when such riser room access is required; (10) if Tenant has vacated the Premises during the last 90 days of the Lease Term, and fails to commence to restore the Premises to the condition required hereunder, Landlord may perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (11) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 11, shall not prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction. Notwithstanding the foregoing, at all times Landlord shall use commercially reasonable efforts to not reduce the number of parking spaces available to the Premises, materially and adversely interfere with ingress and egress to the Premises, or obstruct the REA. Landlord shall use commercially reasonable efforts to affirmatively enforce Tenant’s rights of ingress and egress under the REA against any tenant or landowner of the adjacent parcel that the REA is located on.

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46.Bankruptcy.

(a) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after ninety (90) calendar days, or if Tenant makes a general assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 24 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent received by it from Tenant or others on behalf of Tenant.

(b) In the event of the occurrence of any of those events specified in this Paragraph 46, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

47.ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

48.No Easement For Light, Air And View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

49.Reserved.

50.Waiver of CONSUMER RIGHTS. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

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51.Alien Ownership. As of the commencement date and throughout the Lease Term, Tenant represents and warrants to Landlord that Tenant is not in violation of, and will not violate, Texas Property Code Sections 5.251–5.259 (“Alien Act”). Tenant further represents and warrants that neither Tenant nor any individual or entity that owns (excluding ownership interests that are publicly traded) or controls Tenant, or that Tenant owns or controls, is domiciled in, is a citizen of, is headquartered in, or directly or indirectly owned or controlled by a country or government identified in the most recent U.S. intelligence threat assessment or designated by the Governor of Texas pursuant to the Texas Property Code Sections 5.251–5.259. A breach of the representation and warranty contained in this Paragraph 51, shall constitute an Event of Default by Tenant and Landlord shall have all rights and remedies set forth in Paragraph 24 as a result thereof notwithstanding that the Lease may be void pursuant to the terms of the Alien Act.

52.Termination Option. Provided Tenant is not then in any uncured default, beyond applicable notice and cure periods, Tenant shall have the one-time right to terminate this Lease effective as of the last day of the eighty second (82nd) full calendar month after the Commencement Date, provided that Tenant provides Landlord written notice of such termination on or before the first day of the seventieth (70th) full calendar month after the Commencement Date, which written notice shall be accompanied by the Termination Fee, defined below. The “Termination Fee” shall be an amount equal to the sum of (a) the unamortized portion of the TI Allowance, any abated rent, and broker fees expended by Landlord (amortized on a monthly basis over the initial term of the Lease on a straight-line basis), plus (b) an amount equal to six (6) months of Base Rent, Operating Expense Payments and Additional Rent (for months 83 – 88 of the Lease Term). Failure of Tenant to timely exercise its termination option and provide payment of the Termination Fee shall be deemed a waiver of Tenant’s early termination rights under this Paragraph 52.

53.Purchase Option. Tenant shall have, and is hereby granted, a one-time option (the “Purchase Option”) to purchase the Building Parcel and the improvements located thereon (collectively, the “Property”) at a purchase price equal to the first month of non-abated Base Rent (i.e. Base Rent for the eleventh (11th) month) multiplied by 12 months and divided by a cap rate of 5.25%, which is equal to $30,257,846.86 [calculation: $132,378.08 multiplied by 12 divided by 5.25%] (the “Purchase Price”). Tenant may exercise the Purchase Option only if at the time of exercise no Event of Default exists. If Tenant elects to exercise its Purchase Option, then Tenant must notify Landlord in writing (the “Notice of Exercise of Purchase Option”) no later than Tuesday, September 15, 2026. In such event, Tenant shall promptly deposit, within five (5) business days of issuing the Notice of Exercise of Purchase Option, with either Charter Title Company, or a title company selected by Landlord (provided Landlord’s option to modify the title company shall be made within two (2) business days after receipt of the Notice of Exercise of Purchase Option), earnest money equal to one percent (1%) of the Purchase Price, which is equal to $302,578.47 (the “Earnest Money”), which shall be non-refundable (unless Landlord fails to convey the Property to Tenant as required herein) but applicable toward the Purchase Price.  The parties shall execute the attached from commercial purchase and sale agreement, attached hereto as Exhibit I, within ten (10) business days of Tenant issuing the Notice of Exercise of Purchase Option. There will be no feasibility or inspection period under such purchase and sale agreement, it being agreed that Tenant is purchasing the Property in its as-is where-is condition and Tenant will be in exclusive possession of the Property at the time of Closing. Closing on the Property shall occur no later than 90 days after Tenant’s delivery of the Notice of Exercise of Purchase Option but in no event later than Tuesday, December 15, 2026.

54.Landlord Representations. Landlord represents, warrants and covenants to and with Tenant that:

(a) There are no actions, suits or proceedings pending against, by or affecting Landlord which affect title to the Project or which question the validity or enforceability of this Lease or of any action taken by Landlord under this Lease, in any court or before any governmental authority, domestic or foreign.

(b) Landlord has fee simple title to the Project.

(c) The Project is not currently subject to any exemption from ad valorem taxes that will result in the imposition of any tax or penalty, or any increase in Taxes, upon the execution of this Lease or any change in use of the Project.

(d) There are no pending or, to Landlord’s current and actual knowledge, threatened or contemplated condemnation actions involving all or any portion of the Land; and, to Landlord’s current and actual knowledge, there are no existing, proposed or contemplated plans to widen, modify or realign any public rights of way located adjacent to any portion of the Project.

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(e) There are no matters of record which would prohibit Tenant’s use of the Premises for the Permitted Use.

55.Protected Area. Notwithstanding anything in this Lease to the contrary, without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Landlord may not (a) materially change the size, dimensions or configuration of the Building Area or the REA (collectively, the “Protected Area”); (b) take any action within the Protected Area that would have a material and adverse effect on Tenant’s access to the Premises; (c) take any action that would reduce the number of parking spaces within the Building Parcel; and/or (d) grant any tenant or occupant any parking rights within the Building Parcel; provided, however, the foregoing shall be subject to a governing authorities required modifications to the Protected Area.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the latest date set forth on this signature page below.

LANDLORD:

BLUE RIDGE COMMERCE CENTER WEST LLC,

a Delaware limited liability company

By:	TC Blue Ridge Commerce Center West Member, LLC, a Delaware limited liability company, its Managing Member

By:	TC Houston Industrial Development, Inc., a Delaware corporation, its Sole Member

By:
Name:	George R. Farish, II
Title:	Authorized Representative

Date:

TENANT:

APPLIED OPTOELECTRONICS, INC.,
a Delaware corporation

By:
Name:
Title:

Date:

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Rules And Regulations

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project (except with Landlord prior written consent).

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.

8. Tenant shall not wash or service any vehicles in or about the Premises or the Project.

9. Tenant shall maintain the Premises free from rodents, insects and other pests.

10. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

11. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring unless due to Landlord’s gross negligence or willful misconduct, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

12. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

13. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

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14. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

15. No auction, public or private, will be permitted on the Premises or the Project.

16. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

17. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

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EXHIBIT A

Premises

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EXHIBIT A-1

SITE PLAN

BUILDING 1
±256,990 SF
36' CLEAR HEIGHT
130'
TRAILER STORAGE 33 SPACES
140'
320'
185'
Lone Quail Dr
BUILDING 2
±157,626 SF
32' CLEAR HEIGHT
624'
Blue Ridge Commerce Dr
DETENTION POND
BUILDING 3
±153,928 SF
28' CLEAR HEIGHT
BUILDING 4
±351,027 SF
36' CLEAR HEIGHT
TRAILER STORAGE 56 SPACES
TRAILER STORAGE 56 SPACES
BUILDING 5
±430,988 SF
36' CLEAR HEIGHT
TRAILER STORAGE 51 SPACES
180'
220'
420'
190'
190'
520'
185'
Wildrose Pond Dr
McHard Rd
Hillcroft Ave
Fort Bend Pkwy
Hillcroft Ave

Ex. A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF bUILDING PARCEL

FIELD NOTES of a 8.858 acre tract of land situated in the Hicks Shropshire Survey Abstract No. 313, Fort Bend County, Texas; said 8.858 acre tract of land being out of and a part of Reserve “A” of Blue Ridge Commerce Center West Sec 1 as recorded at 20240136 of the Plat Records of Fort Bend County, Texas; said 8.858 acre tract of land being more particularly described by metes and bounds as follows:

NOTE: All bearings are Lambert grid bearings and all coordinates refer to the Texas State Plane Coordinate System, South Central Zone (#4204), as defined by article 21.071 of the Natural Resources Code of the State of Texas, 1983 Datum (2001 adjustment). All distance are actual distances. Scale factor = 0.999872909284.

BEGINNING at the Southwest corner of this tract of land, the same being the Southwest corner of said Reserve “A” and also being at the Northeast intersection of Blue Ridge Commerce Drive as recorded in said Blue Ridge Commerce Center West Sec 1 plat and F.M. 2234 (McHard Rd) and being a 170 foot right-of-way at this point as recorded in Volume 119, Page 548 and Volume 342, Page 359 of the Deed Records of Fort Bend County.

THENCE N 47°42’34” W with the West line of this tract of land, the West line of said Reserve “A” and the East right-of-way line of said Blue Ridge Commerce Drive a distance of 49.47 feet to an angle point of this tract of land and an angle point of said Reserve “A”.

THENCE N 02°40’22” W with the West line of this tract of land, the West line of said Reserve “A” and the East right-of-way line of said Blue Ridge Commerce Drive a distance of 340.00 feet to the Northwest corner of this tract of land.

THENCE N 87°23’31” E with the North line of this tract of land a distance of 1,036.00 feet to the Northeast corner of this tract of land; said point being in the East line of said Reserve “A” and also being in the West right-of-way line of Fort Bend County Toll Road (R.O.W. varies) as recorded at Fort Bend County Clerk’s File No.’s 2002111001, 2003031250, 2003083944, 2006007899 and 2006007901.

THENCE S 02°40’22” E with the East line of this tract of land, the East line of said Reserve “A” and the West right-of-way line of said Fort Bend County Toll Road a distance of 322.51 feet to an angle point of this tract of land and an angle point of said Reserve “A”.

THENCE S 28°16’18” W with the East line of this tract of land, the East line of said Reserve “A” and the West right-of-way line of said Fort Bend County Toll Road a distance of 58.34 to the Northwest intersection of said Fort Bend County Toll Road and F.M. 2234.

THENCE S 87°15’15” W with the South line of this tract of land, the South line of said Reserve “A” and the North right-of-way line of said F.M. 2234 a distance of 971.00 feet to the PLACE OF BEGINNING; containing within said boundaries a calculated area of 8.858 acres (385,840 sq. ft.) of land.

Ex. A-2

EXHIBIT A-3

Specialized Tenant Improvements

10
11
12
13
14
15
16
16.9
D
C
B
A.9
A.6
A.4
A.2
A
9.2
9.3
15.8
16.2
16.4
17

E

Ex. A-3

EXHIBIT B

FUTURE SHARED ACCESS EASEMENT AREA

FIRE LANE
40' SHARED ACCESS ESMT.
20 ft
20 ft
F.M. 2234 (McHARD ROAD)

Ex. B-1

EXHIBIT C

TENANT WORK LETTER

1.	Definitions. Landlord is delivering the Base Building Improvements (i.e. the Building as it currently exists as of the date of this Lease) at Landlord’s sole cost. Tenant shall oversee the construction of the Tenant Improvements to the Premises, at Tenant’s sole cost, subject to the TI Allowance, with Landlord’s oversight of said design and construction. As used in this Work Letter and in the Lease, the term “Tenant Improvements” shall each mean only those improvements relating to the Premises, which are set forth on the Final Plans (defined in Section 5(a) of this Work Letter). The construction and installation of the Tenant Improvements is sometimes referred to herein as the “Work.”

2.	Completion of Improvements. Subject to the terms of the Lease and this Work Letter, Tenant shall use its reasonable and diligent efforts to cause the Contractor (defined in Section 6 of this Work Letter) to complete the construction and installation of the Tenant Improvements in accordance with the terms of this Work Letter.

3.	Designation of Representatives. Tenant has designated Ray Du as its primary representative and Jerry Hu, its secondary representative, with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord has designated Zeena Pinto, its primary representative, and George Farish, as its secondary representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

4.	Architect. Tenant has designated LCC3 Solution Inc. (the “Tenant’s Architect”) with respect to the design and construction of the Tenant Improvements and not the Base Building Improvements. In the event the Work involves modifications that will impact the base Building structure, Landlord may engage a third-party structural engineer to review such modifications and Tenant will reimburse Landlord for those actual and reasonable expenses.

5.	Tenant Improvement Plans.

a.	Preliminary and Final Plans. Within a reasonable period of time following the execution of the Lease, Tenant shall have (i) furnished to the Tenant’s Architect sufficient information concerning Tenant’s requirements to enable the Tenant’s Architect to prepare the proposed space plans for the Work (the “Preliminary Plans”); (ii) granted written approval of the Preliminary Plans; and (iii) obtained Landlord’s approval of the Preliminary Plans. Landlord agrees to respond within ten (10) days following submission of any Preliminary Plans for approval, and, if disapproving, Landlord shall provide written suggestions for making the Preliminary Plans acceptable. Tenant shall cause Tenant’s Architect to revise the Preliminary Plans and resubmit to Landlord for approval, provided that Landlord shall respond within three (3) business days following submission of any revised Preliminary Plans. This process shall be repeated until approved by Landlord. Upon approval of the Preliminary Plans, Tenant shall cause Tenant’s Architect to prepare and submit construction drawings to Landlord for approval within a reasonable period of time. Thereafter, the same process shall be repeated with respect to the construction drawings until approved by Landlord. Once approved, the construction drawings shall constitute the “Final Plans”. Landlord may not unreasonably withhold, condition or delay approval of the Preliminary Plans or construction drawings and, in any event, may not withhold approval of the Preliminary Plans or construction drawings if the Work to be performed pursuant thereto will not (i) exceed or adversely affect the Building’s structure or systems, (ii) be visible from the exterior of the Building, or (iii) affect any other tenant’s use of or access to its premises. Any plans for work that include parking striping must be approved by Landlord and shall not intrude on any easements on the Building Parcel.

Ex. C-1

b.	No Representations Regarding Tenant’s Intended Use. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord’s participation or review in the preparation of the Preliminary Plans, the Final Plans and the construction of the Tenant Improvements shall not constitute any representation or warranty, express or implied, that the Tenant Improvements, if built substantially in accordance with the Preliminary Plans and/or the Final Plans, will be suitable for Tenant’s intended purpose. Tenant acknowledges and agrees that the Tenant Improvements are intended for use by Tenant and the specifications and design requirements for such Improvements are not within the special knowledge or experience of Landlord. Landlord’s sole obligation shall be to oversee Tenant’s construction of the Tenant Improvements substantially in accordance with the requirements of the Final Plans, and any additional costs or expense required for the modification thereof to more adequately meet Tenant’s use, whether during or after Tenant’s construction thereof, shall be borne entirely by Tenant.

6.	Contractor. Tenant has selected LCC3 Solution Inc. as the general contractor for the construction of the Tenant Improvements (the “Contractor”). Tenant’s contractor shall be a licensed General Contractor in Texas. Tenant shall enter into a construction contract with the Contractor (“Construction Contract”) for the construction and installation of the Tenant Improvements in accordance with the Final Plans and all Legal Requirements, including without limitation the Americans with Disabilities Act.

7.	Payment for Cost of the Tenant Improvements; TI Allowance. The Tenant Improvements (as well as installation of Tenant’s Trade Fixtures, equipment and furniture) are to be constructed at Tenant’s expense. Landlord has agreed to provide Tenant with an improvement allowance (the “TI Allowance”) equal to the sum of $3,078,560.00 ($20.00 per rentable square foot of the Premises) to be applied to all hard and soft costs of the Tenant Improvements, including, but not limited to, the cost of building materials and labor, architectural fees, engineering fees, design fees, preparation of construction documents, construction material testing and inspection costs, all amounts paid to contractors, all permitting fees, all fees or costs paid to any municipality or other governmental entity in connection with the construction or any permitting, regardless of whether such fees or costs are billed to or paid by Landlord or Tenant, other occupancy-related expenses, such as furniture, fixtures, equipment, data/telephone cabling, moving expenses and any consultants hired by Tenant (collectively, the “Construction Costs”). Any unfunded TI Allowance shall not be applied to Tenant’s rent or other Lease monetary obligations. To receive reimbursement of Construction Costs from the TI Allowance, Tenant must provide Landlord with an AIA Document G702 (Application for Payment) certified by Architect, all applicable invoices and such other documentation as Landlord may reasonably request, including unconditional lien waivers from the Contractor for all payments previously made and conditional lien waivers with respect to the current reimbursement request. Landlord shall reimburse Tenant, on a monthly basis during the construction of the Work, up to the full amount of the TI Allowance not more than twenty-five (25) days after receipt of said documentation. Tenant shall be responsible for paying the Construction Costs in excess of the TI Allowance (and Landlord shall have absolutely no obligation to pay any such excess), if any.

8.	Construction Management Fee. The cost of all space planning, design, consulting or review services and construction drawings shall be included in the cost of the Tenant Improvements and may be paid out of the TI Allowance, to the extent sufficient funds are available for such purpose. The TI Allowance includes a flat construction management fee equal to $120,000.00 for first-generation Tenant improvements payable to TC Houston Industrial Development, Inc., an affiliate of Landlord (the “Allowance Funded CM Fee”). In addition to the Allowance Funded CM Fee, Tenant shall pay TC Houston Industrial Development, Inc. a construction management fee equal to two percent (2%) of managed hard and soft costs for improvements to the Premises that are paid for by Tenant, subject to a cap of $150,000.00.

9.	Unused Allowance(s). Any allowance made available to Tenant under this Construction Contract must be utilized for the completion of the Tenant Improvements or be forfeited with no further obligation on the part of Landlord.

Ex. C-2

EXHIBIT D

ENVIRONMENTAL QUESTIONNAIRE

FOR OFFICE USE ONLY:

Proposed Lease Commencement Date:	Marketing Director:

Original	Renewal	Expansion

PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE

(To be completed prior to Lease Approval)

Property Address:
Proposed Tenant:
(Include full legal name of proposed tenant and any d/b/a)

Current Address:

Description of Proposed Use of Property:

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY. YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.

Ex. D-1

1.	Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below? If yes, please mark column(s) (2), (3), and/or (4) as applicable.

	(1)	(2)	(3)	(4)	(5)
Categories of Chemicals	Minimum Quantity	Made	Used	Placed	Stored

Solvents, Degreasers	1 Gallon	____	200	____	____
Paint Thinners/Remover	1 Gallon	____	____	____	____
Paint	5 Gallons	____	____	____	____
Oil (New)	5 Gallons	____	____	____	____
Gasoline	1 Gallon	____	____	____	____
Antifreeze	5 Gallons	____	____	____	____
Other Automotive Fluids	1 Gallon	____	____	____	____
Diesel Fuel	5 Gallons	____	____	____	250
Heavy (Toxic) Metal Containing Compounds	1 Pound	____	____	____	____
Liquid Plastics/Activators	1 Gallon	____	____	____	____
Flammable Gases	20 Cu Ft	____	____	____	____
Toxic Gases	20 Cu Ft	____	____	____	____
Acids	1 Gl/5 Lb	____	____	____	____
Bases (soda, ash, lye, etc.)	1 Gl/5 Lb	____	____	____	____
Other Flammable Materials	1 Gl/5 Lb	____	160	____	____
Other Corrosive Materials	1 Gl/5 Lb	____	____	____	____
Other Toxic Materials	1 Gl/5 Lb	____	____	____	____
Other Reactive Materials	1 Gl/5 Lb	____	____	____	____
Liquid Hazardous Waste	1 Gallon	6305	____	____	____
Solid Hazardous Waste	1 Pound	113971	____	____	____

		Yes	No

1.1	Do your operations require H-occupancy storage or other special constructions?	____	No

If yes, please explain: ____________________________ _____________________________________________

2.	Will any of the following structures be used on the property? If yes, describe the contents of each.

Feature	Contents
Underground Tank	Water_________________________________	Yes	____
Above-ground Tank	______________________________________	____	____
Clarifier	______________________________________	____	____
Sump	______________________________________	____	____
Trench	______________________________________	____	____
Waste Pile	______________________________________	____	____
Chemical Piping	Nitrogen gas____________________________	Yes	____
Floor Drain	Storm water____________________________	____	____
Other	______________________________________	____	____

Ex. D-2

		Yes	No

2.1	Please describe plans for secondary containment and leak monitoring.
Secondary containment for liquid chemical and liquid hazardous waste

3.	Will any hazardous wastes or liquid wastes be generated by on site operations or brought on to the property?	Yes	____

If yes, complete the following:

3.1	Identify each such hazardous waste or liquid waste.
1, Liquid waste from cleaning process
2. Contaminated rags and gloves from handling hazardous waste

3.2	Describe onsite storage, including secondary containment, and/or treatment.
Hazardous liquid waste will be store inside the secondary containment before send out for treatment

3.3	Describe your plans for disposal of hazardous wastes or liquid waste including off-site disposal.
The disposal of hazardous wastes or liquid waste will send to approved off-site disposal facility.

4.	Will operations result in any wastewater discharges to the sewer?	____	No

	Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?	____	No

If yes, describe each wastewater stream and plans for handling wastewater discharges:

4.1	Have you performed any testing or analysis of wastewater discharges or other wastewater effluent from your current facility?	Yes	____

If yes, attach the results of any such testing or analysis.

4.2	Will your operations require any stormwater discharge permits?	____	No

If yes, describe: __________________________________________

5.	Will activities on the property require warnings to be given to workers or visitors on the Leased Premises or the surrounding community?	____	No

If yes, please describe how you will provide such communications or warnings.

6.	Will operations result in any air emissions (including dust)?	Yes	___

If yes, describe: Non-methane Volatile Organic Compound and dust particulate

6.1	Will permits from the Southern Coast Air Quality Management District be required?	____	____

Ex. D-3

		Yes	No

7.	Will operations result in air emissions which include hazardous or toxic air pollutants?	Yes	____

7.1	If yes, will any public notice or disclosure be required?	____	No

8.	Will operations be subject to Risk Management & Preview Planning requirements or other risk reduction requirements?	____	No

9.	Will your operations involve any on-site vehicle or equipment maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?	Yes	____

If yes, describe all such maintenance. Machine maintenance

9.1	Will these on-site vehicles or equipment use batteries?	Yes	____

If yes, describe battery storage method: The battery attached to the vehicles

10.	Will your operations include a machine shop?	Yes	____

If yes, describe all operation: Facility Department Operation

11.	Will your operations include any metal plating or metal fabrication?	____	No

If yes, describe: __________________________________________

12.	Will your operations include the use of solvents?	Yes	____

If yes, describe: Cleaning Process

13.	Has your present facility or operation ever been the subject of an environmental investigation, an environmental enforcement action, or permit revocation proceeding?	____	No

If yes, describe: __________________________________________

14.	Have you ever been identified as a potentially responsible party for any environmental cleanup, compliance or abatement proceedings?	____	No

If yes, describe: __________________________________________

15.	Have you ever received a notice of violation or notice to comply from any environmental regulatory agency within the past five years?	____	No

If yes, describe: __________________________________________

Ex. D-4

16.	Have you had any complaints from neighbors relating to noise, odor, air emissions, or dust at your present facility?	____	No

If yes, describe: __________________________________________

16.1	Have you had any complaints relating to hazardous materials handling, storage, treatment or disposal from neighbors at your present facility?	____	No

If yes, describe: __________________________________________

17.	Will the proposed use of the property require the filing of any environmental reports or other documents to any agencies?	Yes	____

18.	Attach copies of all Material Safety Data Sheets (“MSDS”) for all chemicals you intend to use, sore, or handle on the property.

19.	Has an Environmental Audit been conducted at your present facility? (If yes, attach a copy of any report prepared in connection with any such audit.)	Yes	____

20.	Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials. Emergency Preparedness and Response Procedure

21.	Identify the name, title and qualifications/experience of person responsible for your environmental, health and safety program:
Name: Muhamad Ishak Kamarudin
Title: Safety Officer
Qualifications/experience: Certified Safety & Health Officer

Name and telephone number of person to contact for additional information:

Name: Saidin Shaari
Title: Environmental Officer
Qualifications/experience: Certified Person for Scheduled Waste management

22.	Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:
All complied

The undersigned hereby certifies that the information above is correct and complete.

Name of Proposed Tenant

Name:

Title:

Date:

Ex. D-5

EXHIBIT E

MOVE OUT STANDARDS

These Move Out Standards are made between Landlord and Tenant to be a part of the Lease concerning the Premises. Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as it was upon delivery of possession thereto under this Lease, reasonable wear and tear and Tenant-Made Alterations which Landlord agreed in writing did not have to be removed excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same shall, at Landlord’s option, be removed from the Premises and stored at Tenant’s expense.

The Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall include, but is not limited to, addressing the following items:

1.	Lights:	Office, warehouse, emergency and exit lights will be fully operational, with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors and Roll Up Doors:	Shall be in good working condition.

3.	Dock Seals/Dock Bumpers:	Free of tears; broken backboards repaired.

4.	Warehouse Floor:	Free of stains and swept with no racking bolts or other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.

5.	Tenant-Installed Equipment and Wiring:	Removed and space returned to the original condition when it was originally leased. (Remove air lines, junction boxes, conduits, all telecommunications wiring, etc.) Any roof penetrations for exhaust or other venting devices installed by the Tenant shall be removed and patched in workmanship like manner to ensure the integrity and the warranty on the roof

6.	Walls:	Sheetrock (drywall) should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Signs:	All exterior Tenant signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

8.	Heating and Air Conditioning System:	Tenant must return all heating, ventilation and air conditioning (HVAC) systems and equipment in good working condition. Notwithstanding the foregoing or anything to the contrary in the Lease, in no event shall Tenant be required to replace HVAC systems upon the expiration or termination of this Lease, provided that there are HVAC systems serving the Premises that are in good working order for at least 90% of the Premises.

9.	Electrical:	All electrical equipment to be returned in good condition and repair.

10.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.

11.	Upon Completion:	Contact Landlord’s property manager to coordinate date of utility changeover, turning in keys, and obtaining final Landlord inspection of Premises which, in turn, will facilitate refund of Security Deposit.

Ex. E-1

EXHIBIT F

COMPREHENSIVE SIGNAGE PROGRAM

Tenant may install three building-mounted logo signs on the Premises in the locations shown in the site plan below (numbered 1-3). The second image below is an exterior elevation that depicts the proposed scale and parapet mounting location of building-mounted logo signage. The third image below depicts conceptual suite entrance graphics that will be mounted on the interior of glass at all building entrances. Notwithstanding the foregoing, Landlord must approve all signage designs and shop drawings, which shall comply with all laws and regulations including Blue Ridge Commerce Center signage standards.

Building Mounted Signage Locations

Ex. F-1

Sample Elevation of Building Mounted Signage

Ex. F-2

Conceptual Suite Entrance Graphics

Ex. F-3

EXHIBIT G

Intentionally Deleted

Ex. G-1

EXHIBIT H

COMMENCEMENT LETTER

To:	BLUE RIDGE COMMERCE CENTER WEST LLC, a Delaware limited liability company (“Landlord”)

Date:	February ____, 2026

Re:	Tenant’s Commencement Letter

The undersigned, as the Tenant under that certain Lease (the “Lease”) dated February 10, 2026, made and entered into between BLUE RIDGE COMMERCE CENTER WEST LLC, a Delaware limited liability company as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was February 10, 2026.

3.	The expiration date of the Lease is December 31, 2036.

4.	The Lease is in full force and effect and has not been modified or amended.

5.	The Monthly Base Rent during the initial Lease Term will be as follows:

Month	Monthly Base Rent ($/SF/Mo)	Annual Base Rent Rate/RSF	Base Rent Monthly Rate
02.10.2026 - 02.28.2026	$0.86	$10.32	$89,827.98
03.01.2026 - 07.31.2026	$0.00	$0.00	$0.00
08.01.2026 - 12.31.2026	$0.43	$5.16	$66,189.04
01.01.2027 - 02.28.2027	$0.86	$10.32	$132,378.08
03.01.2027 - 02.28.2028	$0.89	$10.68	$137,011.31
03.01.2028 - 02.28.2029	$0.92	$11.06	$141,806.71
03.01.2029 - 02.28.2030	$0.95	$11.44	$146,769.94
03.01.2030 - 02.28.2031	$0.99	$11.84	$151,906.89
03.01.2031 - 02.28.2032	$1.02	$12.26	$157,223.63
03.01.2032 - 02.28.2033	$1.06	$12.69	$162,726.46
03.01.2033 - 02.28.2034	$1.09	$13.13	$168,421.89
03.01.2034 - 02.28.2035	$1.13	$13.59	$174,316.65
03.01.2035 - 02.28.2036	$1.17	$14.07	$180,417.73
03.01.2036 - 12.31.2036	$1.21	$14.56	$186,732.36

Ex. H-1

6.	Tenant will make payment of the Security Deposit pursuant to the wiring instructions attached hereto as Schedule 1. Tenant will verbally confirm the wiring instructions with a banker from PNC regarding the Security Deposit wire transfer.

7.	Tenant will make payment of Rent pursuant to the wiring instructions attached hereto as Schedule 2. Tenant will verbally confirm the wiring instructions with a banker from PNC regarding the Rent wire transfer.

Very truly yours,

APPLIED OPTOELECTRONICS, INC., a Delaware corporation

By:
Name:
Title:
Date:

AGREED AND ACCEPTED:

BLUE RIDGE COMMERCE CENTER WEST LLC,

a Delaware limited liability company

By:	TC Blue Ridge Commerce Center West Member, LLC, a Delaware limited liability company, its Managing Member

By:	TC Houston Industrial Development, Inc., a Delaware corporation, its Sole Member

By:
Name:	George R. Farish, II
Title:	Authorized Representative

Date:

Ex. H-2

SCHEDULE 1

WIRING INSTRUCTIONS FOR SECURITY DEPOSIT

January 13, 2026

To Whom it May Concern,

This letter confirms JONES LANG LASALLE AMERICAS INC. currently has an open and active account at PNC Bank NA and can accept ACH and Wire transactions with the following information:

Account Title:	BLUE RIDGE COMMERCE CENTER WEST LLC
JONES LANG LASALLE AMERICAS INC, AGT

Account Number:	xxxxxxxxxx - SECURITY DEPOSIT ACCOUNT

Account Address:	700 Oakmont Lane 2nd Floor
Westmont, IL60559

Bank Routing Number:	xxxxxxxxx (ACH, wires, checks)

Bank Swift Code:	PNCCUS33 (required for international payments)

Bank Address:	PNC Bank, N.A.
249 Fifth Avenue
Pittsburgh, PA 15222

For any questions or concerns, please do not hesitate to contact me via phone (513) 651-8412 or email at angel.wilson@pnc.com.

Have a great day!

Thank you,

/s/ Angel Wilson

Angel Wilson

Assistant Vice President

Senior Sales Associate

Ex. H-3

SCHEDULE 2

WIRING INSTRUCTIONS FOR RENT

September 10, 2025

To Whom it May Concern,

This letter confirms JONES LANG LASALLE AMERICAS INC. currently has an open and active account at PNC Bank NA and can accept ACH and Wire transactions with the following information:

Account Title:	BLUE RIDGE COMMERCE CENTER WEST LLC
JONES LANG LASALLE AMERICAS INC, AGT

Account Number:	xxxxxxxxxx - OPERATING ACCOUNT

Account Address:	700 Oakmont Lane 2nd Floor
Westmont, IL60559

Bank Routing Number:	xxxxxxxxx (ACH, wires, checks)

Bank Swift Code:	PNCCUS33 (required for international payments)

Bank Address:	PNC Bank, N.A.
249 Fifth Avenue
Pittsburgh, PA 15222

For any questions or concerns, please do not hesitate to contact me via phone (513) 651-8412 or email at angel.wilson@pnc.com.

Have a great day!

Thank you,

/s/ Angel Wilson

Angel Wilson

Assistant Vice President

Senior Sales Associate

Ex. H-4

EXHIBIT I

FORM PSA

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of the Effective Date between BLUE RIDGE COMMERCE CENTER WEST LLC, a Delaware limited liability company (“Seller”), and APPLIED OPTOELECTRONICS, INC., a Delaware corporation (“Purchaser”).

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Seller and Purchaser, Seller agrees to sell, and Purchaser desires to purchase, the Property described below, for the Purchase Price and upon the terms and conditions set forth below:

1.	Certain Definitions and Fundamental Provisions.

1.1. “Closing Date” means ninety (90) days from the Effective Date, or such earlier date if mutually agreed upon by Purchaser and Seller, but in no event shall the Closing Date be later than December 15, 2026.

1.2. “Earnest Money Deposit” means the amount of THREE HUNDRED TWO THOUSAND FIVE HUNDRED SEVENTY-EIGHT AND 47/100 DOLLARS ($302,578.47) plus any and all interest actually accrued thereon while held by the Escrow Holder.

1.3. “Effective Date” means the date on which the Escrow Holder receipts a fully executed copy of this Agreement. The Escrow Holder shall notify the Purchaser and Seller in writing of the exact date of the Effective Date.

1.4. “Escrow Holder” means Charter Title Company, whose address is:

Charter Title Company

845 Texas Avenue, Suite 3910

Houston, Texas 77002

Attn: Jill Lantz

Phone: (713) 331-3075

Email: jilllantz@chartertitle.com

1.5. “Independent Consideration” means a portion of the Earnest Money Deposit, in the amount of $1,000.00 as independent consideration for this Agreement.

1.6. Intentionally Deleted.

1.7. “Property” means, collectively, the Real Property, the Tangible Personal Property, Assumed Contracts, and the Intangible Property, as such terms are defined below.

1.7.1.“Real Property” means (i) the “Land” comprised of real property located at 16851 Blue Ridge Commerce Dr., Building 3, Houston, Fort Bend County, Texas, consisting of approximately 8.858 acres of land as shown on Exhibit A, attached hereto, together with all right, title and interest of Seller in and to all easements, tenements, hereditaments, and appurtenances in or upon such land, to all strips and gores and any land lying in the bed of any street, road or alley, adjoining such land, and all other rights and appurtenances belonging or in anywise pertaining to such land and (ii) “Improvements” which includes all improvements and fixtures located on the Land that are owned by Seller.

Ex. I-1

1.7.2.“Tangible Personal Property” means all furniture, equipment, drawings, plans, surveys and other tangible personal property currently owned by Seller and used solely in the operation, repair and maintenance of the Land and Improvements and situated thereon, but expressly excluding (i) all furniture, equipment, and all other personal property owned by public or private utilities contractors located at the Property, except, in each of the foregoing cases, to the extent of any reversionary or other interest of Seller therein, (ii) all cash on hand, checks, money orders, prepaid items, accounts receivable and claims arising prior to the Closing, and (iii) all books and records of Seller. The Tangible Personal Property to be conveyed from Seller to Purchaser is subject to depletions, replacements and additions in the ordinary course of business and contractual and legal transfer and use restrictions;

1.7.3.“Contracts” means all of Seller’s right, title and interest in and to any contracts, permits, licenses and other agreements relating to the operation, repair, maintenance, or management of the Real Property, Tangible Personal Property or Intangible Property to the extent same are assignable, which shall include the electric service provider agreement, and any new service contracts and other agreements that are assignable and entered into pursuant to this Agreement, which as of the Closing Date pertain to the Real Property, Tangible Personal Property or Intangible Property, including any deposits thereunder for which Purchaser shall pay to Seller the cash equivalent at Closing, to the extent Purchaser elects to assume such Contracts pursuant to Section 7.5.3 and listed on Exhibit B, attached hereto (the “Existing Contracts”). For purposes herein, the term “Contracts” shall not include any contracts or other agreements related to the initial construction of the Improvements, including any architect or contractor agreements; and

1.7.4.“Intangible Property” means all of Seller’s right, title and interest in and to all permits, approvals, entitlements and other intangible property owned by Seller, if any, and used solely in connection with the Property, including, without limitation, all of Seller’s right, title and interest in any and all transferable, unexpired warranties and guaranties, to the extent assignable.

The Property shall be sold, conveyed and assigned subject to the Permitted Encumbrances.

1.8. “Purchase Price” means an amount equal to THIRTY MILLION TWO HUNDRED FIFTY-SEVEN THOUSAND EIGHT HUNDRED FORTY-SIX AND 86/100 DOLLARS ($30,257,846.86), as may be adjusted in accordance with the provisions of this Agreement.

1.9. “Purchaser’s Address” means:

_____________________

_____________________

_____________________

Attn:

Phone:

Email:

With a copy to:

_____________________

_____________________

_____________________

Attn:

Phone:

Email:

Ex. I-2

1.10. “Seller’s Address” means:

BLUE RIDGE COMMERCE CENTER WEST LLC

c/o Trammell Crow Company

Attn: George R. Farish II

2800 Post Oak Blvd., Suite 400

Houston, Texas 77056

Phone: (713) 963-1088

Email: gfarish@trammellcrow.com

With a copy to:

Wilson, Cribbs & Goren, P.C.

1233 West Loop South, Suite 800

Houston, Texas 77027

Attn: Anthony Marré and Colton Kimler

Phone: (713) 222-9000

Email: amarre@wcglaw.com and ckimler@wcglaw.com

1.11. “Title Company” means Charter Title Company, whose address is:

Charter Title Company

845 Texas Avenue, Suite 3910

Houston, Texas 77002

Attn: Garry Carr

Phone: (713) 331-3070

Email: gcarr@chartertitle.com

1.12. “Lease” means that certain Lease Agreement by and between Seller, as landlord, and Purchaser, as tenant, dated _______________, for the lease of approximately 153,928 rentable square feet in Building #3, and commonly known as 16851 Blue Ridge Commerce Dr., Houston, TX 77489, as more particularly set forth in the Lease.

Those capitalized terms used in this Agreement which are not defined in this Section 1 shall have the meaning ascribed to them elsewhere in this Agreement.

2. Purchase Price. The Purchase Price to be paid by Purchaser to Seller for the sale and conveyance of the Property is specified in Section 1.8, and shall be payable to Seller at the closing of the transaction contemplated hereby (“Closing”) by wire transfer of immediately available federal funds, which funds must be delivered in a manner to permit Escrow Holder to deliver good funds to the Seller or its designee on the Closing Date.

3. Earnest Money Deposit; Independent Consideration.

3.1. If not already delivered to the Title Company as of the Effective Date, Purchaser shall, within one (1) business day after the Effective Date, deliver to the Title Company in good funds the Earnest Money Deposit. The Earnest Money Deposit shall be held and disbursed in accordance with this Agreement. Seller and Purchaser stipulate that Purchaser’s agreement to deposit the Earnest Money Deposit is sufficient consideration to support this Agreement; however, if Purchaser fails to timely deposit the Earnest Money Deposit, Seller may terminate this Agreement by delivering written notice thereof to Purchaser before the Earnest Money Deposit is deposited with the Title Company. The entirety of the Earnest Money Deposit and the Independent Consideration shall be non-refundable to Purchaser except as otherwise expressly provided in this Agreement and shall be released to Seller immediately upon delivery to the Title Company; however, if Purchaser purchases the Property pursuant to this Agreement, the Earnest Money Deposit shall be applied to the Purchase Price at Closing.

Ex. I-3

3.2. In any event, if Purchaser is entitled to have the Earnest Money Deposit returned to Purchaser pursuant to any provision of this Agreement, the Independent Consideration portion of the Earnest Money Deposit shall nevertheless be paid to Seller as good and sufficient consideration for entering into this Agreement. The parties have bargained for such amount as consideration for Purchaser’s exclusive option to purchase the Property pursuant to the terms of this Agreement and for Seller’s execution of this Agreement, in addition to other consideration described in this Agreement. The Independent Consideration is not refundable.

4.	Delivery of Information.

4.1. No later than fifteen (15) business days after the Effective Date, Seller shall deliver or cause the Title Company to deliver to Purchaser (i) a current commitment for title insurance or preliminary title report issued by the Title Company, in the amount of the Purchase Price and on a TLTA standard form commitment, with Purchaser as the proposed insured (the “Title Commitment”) and (ii) copies of all recorded documents listed as exceptions (including easements, restrictions, rights-of-way, covenants, recorded leases, conditions and agreements) on Schedule B of the Title Commitment (“Title Documents”).

4.2. No later than five (5) business days after the Effective Date, Seller will deliver to Purchaser a copy of Seller’s existing survey of the Real Property to the extent the same is in Seller’s possession or control (the “Survey”). If the existing Survey is not acceptable to Purchaser, Purchaser may, at Purchaser’s sole cost and expense, obtain a new or updated Survey. Purchaser agrees to deliver an electronic copy of such updated or new Survey to the Seller promptly upon receipt. Any new or updated Survey obtained by the Purchaser shall be deemed to be the “Survey” hereunder.

4.3. Seller has delivered or will, within five (5) business days after the Effective Date (“Document Delivery Date”), deliver or make available to Purchaser copies of the documents described on Exhibit E, to the extent the same are in Seller’s possession or control (the “Information”, and together the Title Commitment, Title Documents, and Survey, collectively referred to as the “Property Documents”).

4.4. PURCHASER AGREES THAT SELLER IS PROVIDING THE PROPERTY DOCUMENTS FOR PURPOSES OF NOTICE ONLY AND SUCH PROPERTY DOCUMENTS DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND AS TO THE QUALITY OR CONDITION (WHETHER ENVIRONMENTAL OR OTHERWISE) OF THE PROPERTY OR THE SUITABILITY OR FITNESS OF THE PROPERTY FOR ANY OF PURCHASER’S PURPOSES OR INTENDED USES WHATSOEVER; AND PURCHASER, FURTHER, ACKNOWLEDGES AND AGREES THAT SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE PROPERTY DOCUMENTS, EXCEPT TO SELLER’S KNOWLEDGE, THOSE PROPERTY DOCUMENTS WHICH WERE PREPARED BY SELLER.

4.5. Purchaser shall keep all non-public information furnished to Purchaser by Seller or obtained by Purchaser with respect to the Property confidential; however, Purchaser may disclose such information (i) to its employees, consultants, engineers, architects, and other representatives directly assisting with the acquisition of the Property (collectively, “Purchaser’s Representatives”) in connection with its feasibility studies and for purposes of evaluating its proposed acquisition or financing of the Property, provided that such persons agree to maintain the confidentiality of such information, and (ii) to the extent required by applicable law (provided that if Purchaser believes it is required by applicable law to disclose any such information, Purchaser shall give Seller reasonable prior written notice of its intent to disclose such information, the information to be disclosed, and the basis upon which Purchaser believes such disclosure is required, and Seller shall have the right to contest or seek protection from the disclosure of such information).

4.6. If this Agreement is terminated, Purchaser shall deliver to Seller copies of any and all reports, tests, studies, data, and other information acquired by Purchaser or Purchaser’s Representatives with respect to the Property, including, without limitation, all reports, tests or studies relating to the structural or geologic conditions of the Property and any environmental conditions or hazardous waste or hazardous substances contamination of the Property; excepting therefrom any of Purchaser’s internal or proprietary work product.

Ex. I-4

5. Intentionally Deleted.

6. Title.

6.1. If any aspect of the Title Commitment or the Survey is objectionable to Purchaser, in Purchaser’s sole discretion, Purchaser shall notify Seller of such fact in writing no later than five (5) days after its receipt of the last of (a) the Title Commitment, (b) a copy of each of the Title Documents, and (c) the Survey. Seller shall obtain a satisfaction and release of any monetary liens encumbering the Property which are created by, through or under Seller (voluntarily or involuntarily), including, without limitation, any and all mortgages, mechanics liens, financing statements, delinquent taxes and judgment liens (collectively, the “Monetary Liens”), and Purchaser shall not be required to include any Monetary Lien in an objection Notice. Seller shall have no obligation to attempt to eliminate or modify any such objections and Seller shall not be obligated to bring any action or proceeding or to incur any expense whatsoever in that regard.

6.2. Intentionally Deleted.

6.3. All exceptions appearing in the Title Commitment to which Purchaser does not object (other than the Monetary Liens and any Schedule C items which relate to Seller, which shall be satisfied by Seller on or before the Closing) or which are deemed waived and accepted by Purchaser as set forth herein are herein referred to as the “Permitted Encumbrances”, provided, however, that as to those exceptions to which Purchaser does object, if Seller modifies any such exception to Purchaser’s satisfaction, which satisfaction must be evidenced by a written notice executed by Purchaser, then such exception, as so modified, shall be deemed included in the term “Permitted Encumbrances”.

7.	Seller’s Representations, Warranties, and Covenants.

7.1. Seller represents and warrants to Purchaser that, as of the Effective Date and, again, as of the Closing Date:

7.1.1. Organization. Seller is a limited liability company, duly organized and in existence in the State of Delaware and qualified to do business in the State of Delaware, and has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties, and the person executing this Agreement on behalf of Seller is duly authorized to execute and deliver this Agreement.

7.1.2. Conflicts. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or the Property are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Seller and/or the Property is subject.

7.1.3. Litigation. To Seller’s current actual knowledge, there are no actions, suits, claims, assessments, or proceedings pending against Seller or the Property or, to Seller’s knowledge, threatened that could have an adverse effect on the Property or Seller’s ability to perform hereunder.

7.1.4. Contracts. The Contracts listed on Exhibit B, attached hereto are all of the Existing Contracts relating to the Property. Each of the Existing Contracts is in full force and effect. To Seller’s current actual knowledge, neither Seller nor any other party to any Existing Contract is in default under such Existing Contract. Seller shall update Exhibit B to include any new Contract entered into prior to the Closing Date and this representation shall be made as to the Contracts on the Closing Date.

7.1.5. Title. Seller has good and indefeasible fee simple title to the Land and Improvements, subject, at Closing, only to the Permitted Encumbrances and such other exceptions as may be permitted under this Agreement. This representation and warranty shall be deemed fulfilled upon delivery of the Owner’s Title Policy (as hereinafter defined) following Closing.

Ex. I-5

7.1.6. No Investigation. To Seller’s current actual knowledge, Seller has not received any written notice of any pending or threatened claims, complaints, notices, correspondence or requests for information received by Seller with respect to any violation or alleged violation of any Environmental Law, any releases of Hazardous Substances (as hereinafter defined) or with respect to any corrective or remedial action for, or cleanup of, the Property or any portion thereof. Seller has not transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Substances from, at or to the Property. For purposes of this Agreement, “Environmental Laws” shall mean: all past, present or future federal, state and local statutes, regulations, directives, ordinances, rules, policies, guidelines, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof). For purposes of this Agreement, “Hazardous Substances” shall mean: any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any Environmental Law.

7.1.7. Prohibited Person. Neither Seller nor the owner of any controlling interest in Seller (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 1322 4, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to the Order and any other applicable rules, regulations, legislation or orders (such lists are collectively referred to as the “List”); and (ii) will transfer or permit the transfer of any controlling interest in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the List.

7.1.8. Intentionally Deleted.

7.1.9. No Bankruptcy. Neither Seller nor its members are a party to any voluntary or involuntary proceedings under any applicable laws relating to the insolvency, bankruptcy, moratorium or other laws affecting creditors rights to the extent that such laws may be applicable to Seller or any of its partners.

7.1.10. Condemnation. To Seller’s current actual knowledge, Seller has not received any written notice of proceedings pending nor, to Seller’s current actual knowledge, are any proceedings threatened against or affecting the Real Property or any portion thereof or interest therein in the nature of or in lieu of condemnation or eminent domain proceedings.

7.1.11. No Brokers. Schedule 7.1.11 is a true, correct and complete list of all listing agreements, brokerage agreements and other comparable agreements (including all amendments and supplements thereto) into which Seller has entered in connection with the Property.

7.1.12. ERISA. Neither the execution and delivery of this Agreement nor any of the transactions contemplated thereunder involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c) of the Internal Revenue Code of 1986, as amended.

7.1.13. Intentionally Deleted.

7.1.14. Options/ROFR/ROFO. No options or other contracts have been granted or entered into which are still outstanding and which give any other party a right to purchase or lease any interest in the Property or any part thereof other than Purchaser.

7.1.15. Intentionally Deleted.

7.1.16. Disclosure Documents. To the current actual knowledge of Seller, Seller has delivered or made available to Purchaser (in all material respects) true, correct, accurate and complete copies of the Information in the possession or reasonable control of Seller.

Ex. I-6

7.2. All references in Section 7.1 or elsewhere in this Agreement to “Seller’s knowledge” or “Seller’s current actual knowledge” or similar words (i) shall refer solely to the current, actual knowledge (as opposed to constructive, deemed or imputed knowledge) of George Farish II, Seller’s authorized representative, (ii) shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, (iii) shall not impose upon the foregoing individual any duty to investigate the matter to which the actual knowledge, or the absence thereof, pertains, and (iv) shall not impose any personal liability upon such person for the inaccuracy of such representation or warranty.

7.3. The representations and warranties made by Seller in Section 7.1 shall survive Closing upon the following terms, provisions and conditions:

7.3.1. The representations and warranties made by Seller in Section 7.1 will survive only for a period of one hundred eighty (180) days after the Closing Date (the “Survival Expiration Date”), on which date the obligations of Seller under Section 7.1 will automatically terminate except for any R&W Claims (as hereinafter defined) properly made in accordance with Section 7.3 prior to the Survival Expiration Date.

7.3.2. Purchaser may not and will not make any claim for any alleged breach or inaccuracy of a representation of warranty or for any alleged misrepresentation by Seller under Section 7.1 (an “R&W Claim;” collectively, the “R&W Claims”) unless Purchaser’s good faith estimate of the damages suffered by Purchaser as a direct result of such R&W Claims exceeds $25,000.00 (“Liability Threshold”), then Purchaser shall be entitled to recover damages back to the first dollar of loss, without regard to such Liability Threshold.

7.3.3. Purchaser will promptly notify Seller, in writing, of any R&W Claim when Purchaser obtains actual notice thereof describing in such notice, with reasonable specificity, the nature of the alleged breach, inaccuracy or misrepresentation, and Purchaser will take no further action under law or in equity in regard to such claim for a period of thirty (30) days after Seller’s receipt of such notice, during which time Seller may, in its discretion but without any obligation so to act, undertake to cure the alleged breach, inaccuracy or misrepresentation. Purchaser will reasonably cooperate with Seller’s efforts, if any, to cure the claim. For avoidance of doubt, any R&W Claims received by Seller after the Survival Expiration Date shall be deemed void and of no effect.

7.3.4. In no event will Purchaser be entitled to recover any punitive, exemplary or consequential damages for or in regard to any R&W Claim, whether Seller accedes to the claim or Purchaser prevails in any proceeding to enforce its rights and remedies in regard to such claim.

7.3.5. In no event will Seller be obligated to pay to Purchaser an amount cumulatively or in the aggregate under Section 7.1 for or in regard to any and all R&W Claims, whether Seller accedes to the claim(s) or Purchaser prevails in any proceeding to enforce its rights and remedies in regard to such claim(s), in excess of one percent (1.0%) of the Purchase Price (the “Liability Cap”).

7.3.6. The provisions of Section 7.3 inure to the benefit of Purchaser only and not to Purchaser’s successors or assigns, except for a permitted assignee under Section 17 of this Agreement.

7.3.7. Purchaser may make no claim for, and Seller will have no obligation or liability for, any breach or inaccuracy of any representation or warranty or any misrepresentation by Seller known to Purchaser prior to the Closing or in regard to which Purchaser does not exercise its rights to terminate this Agreement under Section 7.4. Without limitation of the foregoing, any breach or inaccuracy of any representation or warranty or any misrepresentation by Seller known to Purchaser prior to the Closing or in regard to which Purchaser does not exercise its rights to terminate this Agreement under Section 7.4 will not constitute or be deemed an R&W Claim for purposes of this Agreement.

7.4. If Purchaser determines that any representation or warranty of Seller set forth in this Agreement is untrue in any material respect prior to the Closing Date, then, subject to Section 15.2, Purchaser, as its sole and exclusive remedy, may terminate this Agreement by delivering written notice thereof to Seller within five (5) days after Purchaser learns that such representation or warranty was untrue (but in any event no later than the Closing Date), in which case, the Title Company shall immediately deliver to Purchaser the Earnest Money Deposit upon written notice from Purchaser thereof, and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those that by their terms survive the termination of this Agreement or Purchaser’s remedies under Section 15.2. If Purchaser does not elect to terminate this Agreement within the five (5) day period, then Purchaser will be deemed to have waived any claim relating to such representation or warranty. In the event of any conflict between the provisions of this Section 7.4 and other provisions of this Agreement, the provisions of Section 7.4 shall govern and control.

Ex. I-7

7.5. Seller covenants and agrees with Purchaser that, from the Effective Date until Closing, Seller shall:

7.5.1. operate the Property in accordance with its historical practices, except as expressly limited in this Agreement. Without limiting the foregoing, Seller shall not voluntarily (i) institute or otherwise approve any change to any zoning presently applicable to the Property, or (ii) fail to maintain such insurance that is equivalent in all material respects to such insurance Seller is maintaining as of the Effective Date.

7.5.2. not enter into any new lease without the prior written consent of Purchaser;

7.5.3. not enter into any new Contract or modify any Existing Contract, if such new Contract will survive Closing, unless (i) such Contract is cancelable at Closing, (if Purchaser requests that such contract or agreement be terminated by Seller); or (ii) Purchaser has given its prior written consent (which consent may be withheld in Purchaser’s sole discretion). Other than those Contracts, if any, that Purchaser, in its sole discretion, notifies Seller in writing on or prior to fifteen (15) days prior to the Closing Date that Purchaser wishes to assume (“Assumed Contracts”), Seller shall, at Seller’s sole cost, deliver notice of termination of all Contracts on or prior to Closing (such contracts, “Rejected Contracts”). Seller shall terminate at Seller’s sole cost and expense, and deliver notices of such termination effective at or prior to the Closing with respect to, (i) any and all property management and Listing Agreements, and (ii) any Rejected Contracts, and Purchaser shall not assume or have any obligations with respect to such terminated agreements; and

7.5.4. not convey, assign or voluntarily encumber title to the Property, except for encumbrances that will be paid by Seller out of the Purchase Price.

8. Purchaser’s Representations, Warranties and Covenants.

8.1. Purchaser represents and warrants to Seller that (i) Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State in which it was organized, and as of the Closing Date, Purchaser will be in good standing and duly qualified to do business in the state where the Property is located, (ii) Purchaser has full right, power, and authority to execute and deliver this Agreement and will by the Closing have full right, power, and authority to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties, (iii) there are no actions, suits, claims, assessments, or proceedings pending or threatened that could materially adversely affect Purchaser’s ability to perform hereunder, and (iv) Purchaser is not listed on the List and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to the Order and any other applicable rules, regulations, legislation or orders.

8.2. Intentionally Deleted.

8.3. Purchaser represents and warrants to Landlord that Purchaser is not in violation of, and will not violate, Texas Property Code Sections 5.251–5.259 (“Alien Act”). Purchaser further represents and warrants that neither Purchaser nor any individual or entity that owns or controls Purchaser, or that Purchaser owns or controls, is domiciled in, is a citizen of, is headquartered in, or directly or indirectly owned or controlled by a country or government identified in the most recent U.S. intelligence threat assessment or designated by the Governor of Texas pursuant to the Texas Property Code Sections 5.251–5.259.

9.	AS-IS SALE.

9.1. Purchaser agrees that Purchaser will fully, independently and personally inspect the Property and satisfy itself as to the quality, condition and suitability of the Property for Purchaser’s purposes. Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. Except as expressly stated in this Agreement, the Property is to be sold to and accepted by Purchaser at Closing in its then present condition, “AS IS,” WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED,” except for the express representations and warranties of Seller set forth in this Agreement or in the conveyance documents delivered by Seller at Closing (the “Seller Undertakings”). PURCHASER ACKNOWLEDGES THAT SELLER AND SELLER’S AGENTS OR EMPLOYEES HAVE NOT MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, EXCEPT FOR THE SELLER UNDERTAKINGS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE SELLER UNDERTAKINGS, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND TO PURCHASER REGARDING (i) THE PHYSICAL CONDITION OF THE PROPERTY, (ii) WHETHER THE PROPERTY COMPLIES WITH APPLICABLE LAWS, RULES, REGULATIONS, OR ORDINANCES, (iii) THE PRESENCE (OR ABSENCE) OF HAZARDOUS MATERIALS IN, ON, UNDER OR IN THE VICINITY OF THE PROPERTY, OR (iv) THE PROPERTY’S SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. PURCHASER WILL RELY ON ITS INVESTIGATIONS OF THE PROPERTY IN DETERMINING WHETHER TO ACQUIRE IT. THE PROVISIONS OF THIS SECTION 9.1 ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT AND SHALL SURVIVE CLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

Ex. I-8

9.2. Purchaser, for itself and its successors, assigns and affiliates (“Purchaser Parties”), as applicable, does hereby WAIVE, RELEASE and FOREVER DISCHARGE Seller and its agents, employees, officers, directors, partners, controlling persons, and affiliates (each, a “Seller Party,” and collectively, the “Seller Parties”) from any and all claims, demands, responsibilities, liabilities, or causes of action at law or equity (collectively, “Claims”) that the Purchaser Parties may have or to which the Purchaser Parties might be entitled arising out of or related to the condition, valuation, salability, or utility of the Property, or its suitability for any purpose whatsoever including, but not limited to, with respect to the presence in the Real Property of Hazardous Materials, any voluntary or required investigatory or remedial action to respond to or address suspected or actual Hazardous Materials in the Real Property, or any environmental, structural or geologic condition on, under, adjacent to, migrating to or from, or otherwise affecting the Property, except for any R&W Claims. Without any limitation of the foregoing and except in regard to R&W Claims, Purchaser, for itself and the other Purchaser Parties, specifically WAIVES and RELEASES the Seller Parties from and against any Claims the Purchaser Parties may have against any Seller Parties now or in the future under CERCLA or RCRA; any other analogous state or federal statute; and common law arising from the environmental condition of the Property or the presence of Hazardous Materials, on, under, adjacent to, migrating to or from, or otherwise affecting the Property. Except in regard to R&W Claims, Purchaser, for itself and the other Purchaser Parties, further hereby WAIVES (and by closing this transaction will be deemed to have WAIVED) any and all Claims (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA, and RCRA) regarding the physical characteristics and any existing conditions of the Property, including, without limitation, environmental, structural and geologic conditions, and Hazardous Materials on, under, adjacent to, migrating to or from, or otherwise affecting the Property. As between the Seller Parties and the Purchaser Parties, Purchaser and the other Purchaser Parties hereby assume the risk of changes in applicable laws and regulations relating to past, present and future environmental, structural or geological conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials, may not have been revealed in whole or in part by its investigation. Notwithstanding any provision of this Section 9 to the contrary, the provisions of this Section 9 shall neither (a) release Seller from liability for any Claims arising out of or in connection with (i) Seller’s fraud or fraudulent concealment or (ii) a breach of (or failure to comply with) any covenant, indemnity, agreement, obligation, representation or warranty of Seller set forth in this Agreement (to the extent the same expressly survives Closing) or any of the conveyance documents delivered by Seller at Closing, nor (b) impose upon Purchaser an obligation to indemnify, protect, defend or hold harmless Seller or any other person or entity against any Claims brought against Purchaser by any third party, and Purchaser does not by operation of this Section 9 assume, agree to pay for or indemnify Seller or any other person or entity against any liability, obligation or expense of Seller or any other person or entity or relating to the Property in any way, except only to the extent expressly provided in this Agreement. The provisions of this Section 9 shall survive Closing and the delivery of the Deed to Purchaser.

9.3. Except as stated in Section 7.1.16, Purchaser acknowledges that any information of any type which Purchaser has received or may receive from Seller or its agents or representatives, including, without limitation, the Property Documents, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information, all such information being furnished. Except in regard to R&W Claims or Seller’s fraud or fraudulent concealment, Purchaser agrees that Purchaser will not attempt to assert any liability against Seller or its agents or representatives for furnishing such information or for any inaccuracies contained in such information, which agreement shall survive Closing.

9.4. The releases, waivers, disclaimers and other agreements set forth in this Section 9 shall survive the Closing and shall not merge with the provisions of any Closing documents. PURCHASER ACKNOWLEDGES AND AGREES THAT THE RELEASES, WAIVERS, DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS SECTION 9 ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE RELEASES, WAIVERS, DISCLAIMERS AND OTHER AGREEMENTS SET FORTH ABOVE AND THEIR SURVIVAL AFTER THE CLOSING.

10.	Closing.

10.1. Conditions to Purchaser’s Obligations. The Closing and Purchaser’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Purchaser’s written waiver thereof) which are for Purchaser’s sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or on or prior to the Closing in absence of a specified date:

Ex. I-9

10.1.1. On the Closing Date, all of Seller’s representations and warranties shall be true and correct in all material respects and Seller shall have performed each covenant in all material respects to have been performed by Seller hereunder.

10.1.2. It shall be a condition precedent to Purchaser’s obligation to proceed to Closing that, at Closing, the Title Company shall issue the Owner’s Title Policy, or have irrevocably committed in writing to issue to Purchaser the Title Policy, which Title Policy shall be dated as of the date of recordation of the Deed (as hereinafter defined), shall insure Purchaser in the full amount of the Purchase Price, and which shall show Purchaser as the fee simple owner of the Real Property, subject only to the applicable Permitted Encumbrances.

If any of the foregoing conditions have not occurred or been satisfied within the time periods and the terms set forth herein, then Purchaser may elect, as its sole and exclusive remedy to terminate this Agreement by written notice to Seller, in which event, the Earnest Money Deposit shall be returned to Purchaser, all obligations of the parties hereto shall thereupon cease and this Agreement shall, thereafter, be of no further force and effect, except those that by their terms survive the termination of this Agreement. Except as hereafter provided, if the failure of any of the foregoing conditions is by reason of a default by Seller, then nothing contained herein shall prevent Purchaser from exercising its rights under Section 15.2. If Purchaser closes the transaction contemplated in this Agreement, then Purchaser shall be deemed to have waived the foregoing conditions and any rights and remedies for Seller’s failure to satisfy the foregoing conditions.

10.2. Conditions to Seller’s Obligations. The Closing and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Seller’s written waiver thereof) which are for Seller’s sole benefit, on or prior to the Closing in absence of a specified date. The Closing of the sale and purchase of the Property by Seller shall be deemed satisfaction of these conditions or Seller’s waiver of same:

10.2.1. On the Closing Date, all of Purchaser’s representations and warranties shall be true and correct in all material respects and Purchaser shall have performed each covenant in all material respects to have been performed by Purchaser hereunder.

If any of the foregoing conditions have not occurred or been satisfied within the time periods and the terms set forth herein and Purchaser fails to cure such failure within five (5) business days of written notice thereof from Seller (except that notice and opportunity to cure shall not apply to a Closing Default (as defined below)), then Seller may elect, as its sole and exclusive remedy to terminate this Agreement by written notice to Purchaser, in which event, the Earnest Money Deposit shall be released to Seller, all obligations of the parties hereto shall thereupon cease and this Agreement shall, thereafter, be of no further force and effect, except (a) those that by their terms survive the termination of this Agreement and (b) Seller shall be entitled to pursue Purchaser for the actual damages suffered by Seller as a direct result of (x) the breach of Purchaser’s representations or warranties hereunder or (y) Purchaser’s failure to have performed each covenant of Purchaser in all material respects on the Closing Date.

10.3. Closing. The closing of the purchase and sale of the Property (the “Closing”) shall occur remotely or in the offices of the Title Company on the Closing Date. Time is of the essence with regard to the Closing Date.

10.4. Seller Deliveries. At the Closing, Seller, at its expense, shall deliver or cause to be delivered to Purchaser the following:

10.4.1. a Special Warranty Deed (the “Deed”) in the form of Exhibit C, executed and acknowledged by Seller, conveying the Land and Improvements to Purchaser, subject to the Permitted Encumbrances;

10.4.2. a counterpart of a General Assignment and Bill of Sale (“Bill of Sale”), without warranty as to title or otherwise, pursuant to which Seller shall assign and convey any right, title and interest of Seller in and to the Tangible Personal Property, Intangible Property and Contracts in the form attached hereto as Exhibit D, including but not limited to any warranties associated with the Property in Seller’s possession; and

10.4.3. a FIRPTA Affidavit.

Ex. I-10

10.5. Purchaser Deliveries. At the Closing, Purchaser, at its expense, shall deliver or cause to be delivered to Seller the following:

10.5.1. immediately available good funds in the amount of the Purchase Price adjusted as provided in Section 11 below; and

10.5.2. a counterpart of the Bill of Sale, executed by Purchaser, pursuant to which Purchaser agrees to assume the obligations of Seller with respect to the Tangible Personal Property, Intangible Property and Contracts.

10.6. Authority. At the Closing, each of Seller and Purchaser shall deliver to the Title Company evidence satisfactory to the Title Company that the person executing any closing documents on behalf of such party has full right, power, and authority to do so.

10.7. Third Party Notices. Notices to third parties with respect to termination of all Rejected Contracts, if any, which notices shall be in form and content reasonably satisfactory to Seller and Purchaser.

10.8. Title Policy. Seller shall pay the basic premium (thus excluding any charges for endorsements, modifications or deletions) for a TLTA standard form basic coverage, owner policy of title insurance in the amount of the Purchase Price to be issued to Purchaser and insuring that Purchaser is the owner of the Land and Improvements subject only to the Permitted Encumbrances and the standard printed exceptions and exclusions included in an TLTA standard form basic coverage owner policy of title insurance (the “Owner’s Title Policy”), and Seller shall deliver to the Title Company such certificates, affidavits and other documents (excluding the Survey) as may be reasonably required by the Title Company to issue the Owner’s Title Policy.

10.9. Possession. Upon completion of the Closing, Seller shall deliver possession of the Property to Purchaser, subject only to the Permitted Encumbrances, and any keys in Seller’s possession.

10.10.     FIRPTA. At Closing, Seller shall deliver an affidavit to Purchaser and the Title Company stating that Seller is not a “foreign person” under the provisions of the Internal Revenue Code (“FIRPTA Affidavit”).

10.11.     Closing Statement. Seller and Purchaser shall each execute and deliver separate Closing Statements. At least five (5) business days prior to Closing, Seller and Purchaser shall cooperate with one another to generate in a timely manner for Closing the closing adjustments and prorations as described in Section 11 below.

10.12.     Seller Deposits. As between Seller and Purchaser, Seller shall be entitled to recover from any utility company, owner's association or any quasi-governmental authority any and all deposits, escrows, bonds or letters of credit deposited or made by Seller held by any utility company, owner's association or any quasi-governmental authority as of the Closing Date.

10.13.     Intentionally Deleted.

10.14.     Deliveries Outside Escrow. On or prior to the Closing Date, Seller and Purchaser shall each deliver to the other outside of Escrow such additional items as are reasonably necessary to consummate the purchase and sale of the Property pursuant to this Agreement, including without limitation, the delivery by Seller to Purchaser of the following to the extent any of the following are in Seller’s possession and have not been previously delivered to Purchaser:

11. Closing Adjustments and Prorations. Except as otherwise provided in this Section, all adjustments and prorations to the Purchase Price payable at Closing shall be computed as of 11:59 p.m. on the day before the Closing Date (the “Prorations Date”). Such adjustments and prorations shall include the following:

Ex. I-11

11.1. Taxes and Assessments; Pending and Certified Liens. Taxes and assessments for the year of Closing shall be prorated as of the Prorations Date, on an accrual basis, based upon the amount of such taxes and assessments for the year of Closing and paid in connection with the Closing. Other assessments, including, without limitation, those under any owner’s association affecting the Real Property, not included on the regular property tax bills, license fees for transferred licenses, and state or municipal fees and taxes for the Property for the applicable fiscal period during which Closing takes place shall be adjusted as of the Prorations Date on the basis of the most recent ascertainable assessments and rates, and shall be re-prorated as necessary pursuant to Section 11.3, below. After Closing, Purchaser shall assume the obligation, and Seller will have no obligation or liability to Purchaser for Purchaser’s failure to pay, taxes and assessments for the Property for the calendar year of Closing and subsequent years. Notwithstanding anything in this Agreement to the contrary, to the extent that the payment of taxes and/or assessments is the responsibility of the tenant under the Lease, there will be no proration of such taxes and/or assessments for the year of Closing and Purchaser will be responsible for them. The provisions of this Section shall survive Closing.

11.2. Other Prorations. In addition to the previously stated adjustments and prorations at Closing, the parties shall also make such adjustments and prorations to the Purchase Price as are customary and usual in the county in transactions similar to the transaction contemplated by this Agreement.

11.3. Re-proration and Post-Closing Adjustments. In the event that any adjustments or prorations cannot be apportioned or adjusted at Closing by reason of the fact that final or liquidated amounts have not been ascertained, or are not available as of such date, the parties hereto agree to apportion or adjust such items on the basis of their best estimates of the amounts at Closing and to re-prorate any and all of such amounts promptly when the final or liquidated amounts are ascertained. In the event of any omission or mathematical error on the closing statement, or if the prorations, apportionments and computations shall prove to be incorrect for any reason, the same shall be promptly adjusted when determined and the appropriate party paid any monies owed. This provision shall survive for twelve (12) months following the Closing. Thereafter, neither party shall be obligated for any further adjustments.

12. Commissions. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker, finder or similar person in connection with the purchase of the Property. Purchaser hereby agrees to indemnify, defend and hold harmless Seller for all losses incurred by, and with respect to all claims against, Seller or its affiliates in connection with brokerage commissions or similar amounts asserted by any persons with whom Purchaser has dealt with in connection with the purchase of the Property. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker, finder or similar person in connection with the sale of the Property. Seller hereby agrees to indemnify, defend and hold harmless Purchaser for all losses incurred by, and with respect to all claims against, Purchaser or its affiliates in connection with brokerage commissions or similar amounts asserted by any persons with whom Seller has dealt with in connection with the sale of the Property. The indemnities set forth in this Section 12 shall survive the termination of this Agreement or Closing, as applicable.

13. Closing Costs.

13.1. Seller shall pay (i) the basic premium for the Owner’s Title Policy, (ii) one-half of any escrow fees and/or similar closing fees or charges of the Title Company, (iii) any state deed tax or transfer tax, (iv) the costs of obtaining the title insurance commitment from the Title Company, (v) Seller’s attorneys’ fees, (vi) the cost of recording the satisfaction of any mortgage and any Monetary Liens, and (vii) any brokerage fees as set forth in Section 12.

13.2. Purchaser shall pay (i) any charges for endorsements, modifications or deletions to the Owner’s Title Policy requested by Purchaser or Purchaser’s lender (including, without limitation, if Purchaser elects to obtain such coverage, modification of the standard printed exception as to discrepancies, conflicts, shortages in area and boundary lines, encroachments or protrusions, and any overlapping improvements to read “shortages in area”), (ii) any charges for any title policy for Purchaser’s lender, (iii) the cost of recording the Deed, (iv) any expenses or charges incurred in connection with any loan obtained by Purchaser, (v) one-half of any escrow fees and/or similar closing fees or charges of the Title Company, and (vi) Purchaser’s attorneys’ fees.

13.3. Any expenses not expressly allocated to a party hereunder shall be allocated in the manner customary and usual to closings in the county in which the Land is located.

Ex. I-12

14. Taking, Damage or Destruction Before Closing. If, prior to Closing, all or any part of the Property is damaged or destroyed by fire or other casualty or becomes subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Purchaser thereof and Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller within ten (10) days of Seller’s notice if any such damage, destruction or taking affects a material part of the Property, otherwise the parties shall proceed to Closing without any reduction in the Purchase Price, subject to the other provisions of this Agreement, but at Closing (i) Purchaser shall be entitled to all insurance proceeds or condemnation awards payable to Seller as a result of such damage, destruction or taking; provided that any proceeds received from Seller’s business interruption insurance shall be prorated at Closing, (ii) to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, Seller’s rights to such proceeds or awards, (iii) with respect to an insured casualty, Seller shall credit Purchaser in an amount equal to the lesser of the amount of any deductible under the property insurance or the estimated cost of repair, and (iv) Purchaser shall be entitled to an amount equal to all or any portion of an uninsured loss or the amount of insurance proceeds which are not assignable from Seller to Purchaser, other than the deductible. For purposes of this paragraph, the portion of the Property damaged or destroyed or subject to a taking shall constitute a “material part of the Property” if (a) the value of such portion of the Property exceeds five percent (5%) of the Purchase Price, in the opinion of Purchaser’s and Seller’s respective engineering consultants, (b) in the case of casualty, the damage to the Property is uninsured or underinsured and Seller does not elect to credit Purchaser at Closing with an amount equal to the cost to repair such uninsured or underinsured damage, (C) any damage or taking (i) materially and adversely affects access to the Property, or (ii) results in the Property violating any laws or failing to comply with zoning or any recorded covenants, conditions or restrictions affecting the Property, in any material respect. Except as expressly set forth herein, risk of loss by casualty or condemnation to the Property, or any portion thereof, shall remain with Seller until title has been conveyed to Purchaser. In no event shall Seller be obligated to repair or restore the Property to its condition prior to any such damage, destruction or taking. At Closing, Purchaser shall assume full responsibility for all repairs in connection with a casualty or condemnation. If Purchaser timely notifies Seller of its election to terminate this Agreement pursuant to this paragraph, this Agreement shall terminate, the Earnest Money Deposit will be immediately refunded to Purchaser, and neither Purchaser nor Seller shall have any further rights or obligations hereunder, except those that by their terms survive the termination of this Agreement.

15. Default and Remedies.

15.1. If Purchaser fails to consummate the purchase of the Property on the Closing Date (time being of the essence with respect thereto) for any reason other than Seller’s failure to perform its obligations hereunder or termination hereof pursuant to a termination right expressly granted to Purchaser in this Agreement (such failure, a “Closing Default”), then Seller may, as its sole and exclusive remedy, terminate this Agreement by notifying Purchaser thereof, in which case the Title Company shall deliver the Earnest Money Deposit to Seller as liquidated damages and neither Purchaser nor Seller shall have any further rights or obligations hereunder, except those that by their terms survive the termination of this Agreement. Notwithstanding the foregoing, if Purchaser records a lis pendens or otherwise attempts to enjoin or restrict Seller’s ability to sell and transfer the Property, Seller shall not be restricted by the provisions of this Section 15.1 from bringing an action against Purchaser seeking expungement or relief from any such lis pendens, injunction or other restraint, or recovering fees, costs and expenses (including reasonable attorneys’ fees if Seller prevails) which Seller may suffer or incur as a result thereof, and the amount of any such fees, costs and expenses awarded to Seller shall be in addition to the liquidated damages set forth herein. In connection with any breach by Purchaser of any obligation of Purchaser under this Agreement that (a) is not cured by Purchaser within five (5) business days after its receipt of written notice of such default from Seller and (b) that is not a Closing Default (an “Other Purchaser Default”), Seller shall be entitled to terminate this Agreement by notifying Purchaser thereof and pursue Purchaser for the actual damages suffered by Seller as a direct result of the Other Purchaser Default.

15.2. If (i) Seller fails to consummate the sale of the Property pursuant to this Agreement on the Closing Date for any reason other than Purchaser’s failure to perform its obligations hereunder or termination hereof pursuant to a termination right granted under this Agreement, (ii) subject to the provisions of Section 7.4, Seller breaches a representation or warranty in any material respect, or (iii) Seller fails to perform any of its obligations under this Agreement (other than a breach under subpart (i), above) and such failure is not cured within five (5) business days after Seller’s receipt of written notice from Purchaser stating the failure, then Purchaser, as its sole and exclusive remedy, may either (i) elect to terminate this Agreement by written notice to Seller given prior to Closing, in which event (a) the Earnest Money Deposit shall be returned to Purchaser, and (b) upon Purchaser’s receipt of the Earnest Money Deposit, this Agreement shall terminate and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement; or (ii) enforce specific performance of the obligations of Seller hereunder; provided, however, Purchaser must commence any action for specific performance within ninety (90) days after the scheduled Closing Date or such remedy shall be deemed waived.

Ex. I-13

15.3. The provision for payment of liquidated damages in Section 15.1 has been included because, in the event of a breach by Purchaser that is not curable, or if curable, was not cured, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

15.4. Nothing in this Section 15 shall be deemed to limit either party’s right to pursue relief for breach of, or to limit a party’s right to enforce specific performance of, obligations of the other party under this Agreement that survive termination or Closing, as applicable, or for reasonable attorneys’ fees and costs as provided in this Agreement.

16. Intentionally Deleted.

17. Notices. All notices provided or permitted to be given under this Agreement must be in writing and served (i) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by delivering the same in person to such party, (iii) by depositing the same with a nationally recognized overnight delivery service (e.g., FedEx) for next business day delivery, or (iv) by electronic mail. Notices sent by United States mail in accordance with the foregoing shall be deemed received three (3) business days after mailing. Notices given via a nationally recognized overnight delivery service for next business day delivery shall be effective upon delivery by the overnight delivery service (or on the first day delivery was attempted by the overnight delivery service if receipt is refused or if the notice is unable to be delivered due to a change of address as to which no notice was given). Notices given via electronic mail shall be effective upon receipt of such electronic mail, provided if delivered after 5:00 p.m., central time, on any day, the electronic mail shall be deemed delivered on the next business day. The notice addresses of the parties shall be as set forth in Section 1, above; however, either party may change its address for notice by giving prior written notice thereof to the other party three (3) business days before the change. Notices may be delivered on behalf of the parties by their respective attorneys.

18. Assigns; Beneficiaries. Purchaser may assign its rights under this Agreement without Seller’s prior written consent to one or more entities controlling, controlled by, or under common control with, Purchaser (a “Permitted Assignment”). Otherwise, Purchaser may not assign its rights under this Agreement without the prior written consent of Seller. If Purchaser assigns this Agreement (except in the case of a Permitted Assignment) without the prior written consent of Seller, then, in addition to all the rights, remedies and recourses available at law or in equity, Seller may terminate this Agreement, in which case the Earnest Money Deposit shall be disbursed to Seller. Any assignment by Purchaser permitted by Seller hereunder or any Permitted Assignment shall be pursuant to a written assignment and assumption agreement pursuant to which the assignee expressly assumes the obligations of Purchaser hereunder, a copy of which shall be provided to Seller no later than five (5) business days prior to the Closing Date. No assignment made by Purchaser shall have the effect of extending the Closing Date nor relieve Purchaser of its obligations hereunder, and Purchaser and any assignee shall be jointly and severally liable for the obligations of Purchaser under this Agreement. Except as set forth in this Section, (i) this Agreement is for the sole benefit of Seller and Purchaser, and no third party is intended to be a beneficiary of this Agreement, and (ii) no assignment will release either party from its obligations under this Agreement.

19. Governing Law. This Agreement shall be governed by and construed, enforced, and interpreted in accordance with the laws of the State of Texas.

20. Entire Agreement; Modifications; No Waiver. This Agreement contains the entire agreement between Seller and Purchaser concerning the sale of the Property and supersedes any prior understanding or written or oral agreements between the parties with respect to the transaction contemplated herein, any such prior agreements having been merged herein. All exhibits attached hereto are incorporated herein by this reference for all purposes. This Agreement may only be modified by a written document signed by both parties. No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by that party.

21. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PURCHASER AND SELLER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

Ex. I-14

22. Holidays; Weekends. If any time period under this Agreement expires on, or if the final date for giving any notice or performing any action required or permitted by this Agreement falls on, a Saturday, Sunday, or federal or state legal holiday, then such time period or such date, as applicable, shall be extended to the next day that is not a Saturday, Sunday or federal or state legal holiday. The term “business day” means any day that is not a Saturday, Sunday or federal or state legal holiday.

23. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. An executed counterpart of this Agreement transmitted by facsimile or electronic mail shall be deemed an original counterpart and shall be effective as delivery of a manually executed counterpart of this Agreement, and each party has the right to rely on any such counterpart to the same extent as if such party had received a manually executed counterpart.

24. No Recording. Neither this Agreement nor any memorandum or affidavit hereof shall be recorded in any public records. If Purchaser breaches the provisions of this Section, Seller may, in addition to any other remedies available to Seller, terminate this Agreement, receive the Earnest Money Deposit, and unilaterally release any such recording. Purchaser grants to Seller an irrevocable power of attorney for the sole and limited purpose of executing and recording a release of any recordation that is in breach of this Section.

25. Construction. Each of Purchaser and Seller acknowledges that it has been represented by legal counsel (or has been afforded the opportunity to be represented by legal counsel and has made a conscious decision not to be so represented) in connection with the negotiation of this Agreement and that it has reviewed this Agreement; accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto. Each of Purchaser and Seller waives any and all rights or remedies it may have or be entitled to deriving from disparity in size or from any significant disparate bargaining position in relation to the other party. No custom or practice which may evolve between the Purchaser and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance of the terms of this Agreement.

26. Captions. Captions and section headings in this Agreement are for convenience of reference and shall not affect the construction or interpretation of this Agreement.

27. Attorneys’ Fees. In the event of litigation between the parties in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party. The obligation in the immediately preceding sentence shall survive any termination of this Agreement or the Closing.

28. 1031 Exchange. Purchaser and Seller shall cooperate with one another in effecting a 1031 Tax Free Exchange provided that (a) the exchange shall not impose any additional financial obligations on either party; (b) neither party shall have any obligation to take title to any exchange property; and (c) both parties shall indemnify and hold one another harmless from any and all liabilities, claims, losses or actions as a result of either’s participation in the contemplated exchange. However, the parties shall execute reasonable additional escrow instructions and reasonable assignment documents to implement the other party’s exchange, at the cost of the exchanging party.

29. Time is of the Essence. Time is of the essence in this Agreement.

30. Limitation on Liability. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights that Purchaser might otherwise have or be entitled to at law, in equity, or by statute, whether based on contract or some other claim, any liability of Seller to Purchaser will be satisfied only from Seller’s interest in the Property and the proceeds thereof. Without limiting the generality of the foregoing, the Seller Parties will not in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Agreement, any agreement contemplated by this Agreement, or the Property (other than with respect to the net proceeds of the sale). Seller shall not be liable for any consequential or punitive damages in connection with any action arising out of claims based upon this Agreement or the transactions contemplated herein. The provisions of this Section shall survive Closing or termination of this Agreement.

Ex. I-15

31. Intentionally Deleted.

32. Confidentiality. Prior to Closing, except as required by law, regulation or legal or judicial process, neither party shall disclose the terms of this Agreement to any person or entity without the prior consent of the other party; provided, however, each party may disclose to its partners, members, officers, lenders, investors, attorneys, accountants, consultants, agents, and representatives such information as may be reasonably necessary to enable them to evaluate the Property and/or consummate the transactions herein contemplated, provided further that such persons shall be instructed to maintain the confidentiality of such information as otherwise herein provided.

33. Reporting Person. The parties hereby designate the Title Company to serve as, and the Title Company agrees to act as and perform the duties of, the “reporting person” with respect to the transactions contemplated under this Agreement for purposes of 26 CFR §1.6045-4(e)(5).

34. MUD Notice. The Property is located in the Harris County Municipal District No. 410. Purchaser acknowledges and accepts that the Property is located in the Harris County Municipal District No. 410 and agrees receipt of and agrees to sign the MUD Notice attached as Exhibit F confirming same.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

Ex. I-16

SELLER’S SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

Executed to be effective as of the Effective Date.

SELLER:	BLUE RIDGE COMMERCE CENTER WEST LLC,
a Delaware limited liability company

By:
Name:
Title:

Date of Execution: _____________, 202__

Ex. I-17

PURCHASER’S SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

Executed to be effective as of the Effective Date.

PURCHASER:	APPLIED OPTOELECTRONICS, INC.,
a Delaware corporation,

By:
Name:
Title:

Date of Execution: ____________________, 202__

Ex. I-18

ATTACHMENTS

Exhibit A	Legal Description of Property

Exhibit B	List of Existing Contracts

Exhibit C	Form of Special Warranty Deed

Exhibit D	Form of General Assignment and Bill of Sale

Exhibit E	Property Documents

Exhibit F	Notice to Purchaser

Ex. I-19

RECEIPT BY TITLE COMPANY

An original, fully executed copy of this Agreement has been received by the Title Company this ____ day of ____________________, 202__ (“Effective Date”), and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement, including but not limited to holding and disbursing the Earnest Money Deposit in accordance with the provisions of the Agreement.

CHARTER TITLE COMPANY

By:
Name:
Title:

Ex. I-20

exhibit a

DESCRIPTION OF PROPERTY

FIELD NOTES of a 8.858 acre tract of land situated in the Hicks Shropshire Survey Abstract No. 313, Fort Bend County, Texas; said 8.858 acre tract of land being out of and a part of Reserve “A” of Blue Ridge Commerce Center West Sec 1 as recorded at 20240136 of the Plat Records of Fort Bend County, Texas; said 8.858 acre tract of land being more particularly described by metes and bounds as follows:

NOTE: All bearings are Lambert grid bearings and all coordinates refer to the Texas State Plane Coordinate System, South Central Zone (#4204), as defined by article 21.071 of the Natural Resources Code of the State of Texas, 1983 Datum (2001 adjustment). All distance are actual distances. Scale factor = 0.999872909284.

BEGINNING at the Southwest corner of this tract of land, the same being the Southwest corner of said Reserve “A” and also being at the Northeast intersection of Blue Ridge Commerce Drive as recorded in said Blue Ridge Commerce Center West Sec 1 plat and F.M. 2234 (McHard Rd) and being a 170 foot right-of-way at this point as recorded in Volume 119, Page 548 and Volume 342, Page 359 of the Deed Records of Fort Bend County.

THENCE N 47°42’34” W with the West line of this tract of land, the West line of said Reserve “A” and the East right-of-way line of said Blue Ridge Commerce Drive a distance of 49.47 feet to an angle point of this tract of land and an angle point of said Reserve “A”.

THENCE N 02°40’22” W with the West line of this tract of land, the West line of said Reserve “A” and the East right-of-way line of said Blue Ridge Commerce Drive a distance of 340.00 feet to the Northwest corner of this tract of land.

THENCE N 87°23’31” E with the North line of this tract of land a distance of 1,036.00 feet to the Northeast corner of this tract of land; said point being in the East line of said Reserve “A” and also being in the West right-of-way line of Fort Bend County Toll Road (R.O.W. varies) as recorded at Fort Bend County Clerk’s File No.’s 2002111001, 2003031250, 2003083944, 2006007899 and 2006007901.

THENCE S 02°40’22” E with the East line of this tract of land, the East line of said Reserve “A” and the West right-of-way line of said Fort Bend County Toll Road a distance of 322.51 feet to an angle point of this tract of land and an angle point of said Reserve “A”.

THENCE S 28°16’18” W with the East line of this tract of land, the East line of said Reserve “A” and the West right-of-way line of said Fort Bend County Toll Road a distance of 58.34 to the Northwest intersection of said Fort Bend County Toll Road and F.M. 2234.

THENCE S 87°15’15” W with the South line of this tract of land, the South line of said Reserve “A” and the North right-of-way line of said F.M. 2234 a distance of 971.00 feet to the PLACE OF BEGINNING; containing within said boundaries a calculated area of 8.858 acres (385,840 sq. ft.) of land.

Ex. I-21

EXHIBIT B

LIST OF EXISTING CONTRACTS

[To be added.]

Ex. I-22

EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF FORT BEND	§

THAT, __________________, a ____________________ (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid to Grantor by __________________, a ____________________, whose address is __________________ (“Grantee”), the receipt and sufficiency of which consideration are hereby acknowledged by Grantor, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto said Grantee all of the real property situated in Fort Bend County, Texas, together with all improvements, fixtures, easements, rights and appurtenances thereto, along with any rights, titles and interests of Grantor in and to any adjacent alleys, streets, roads, avenues, strips or gores of land (collectively, the “Property”) as more particularly described on Exhibit ”A” attached hereto and made a part hereof for all purposes.

This conveyance is expressly made by Grantor and accepted by Grantee subject to (i) real estate taxes and assessments, both general and special, which are a lien, but are not yet due and payable, (ii) zoning and building ordinances and regulations, or (iii) recorded liens, covenants, conditions, restrictions, reservations, easements, encumbrances and declarations or other matters of record or to which reference is made in the public record (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said Property unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

[Signature Page Follows]

Ex. I-23

EXECUTED on the date of the acknowledgement set forth below, to be effective as of the ____ day of ______________, 20_____.

GRANTOR:
____________________,
a ____________________

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF ____________	§

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ____________________, as ____________________ of ____________________, a ____________________, personally known to me, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act for the purposes therein set forth.

Given under my hand and official seal, this ____ day of ______________, 20_____.

______________________________________

Notary Public, State of Texas

After Recording, Return To:
_________________________
_________________________
_________________________
_________________________

[EXHIBIT A – PROPERTY DESCRIPTION - TO BE ADDED]

[EXHIBIT B – PERMITTED EXCEPTION - TO BE ADDED]

Ex. I-24

EXHIBIT D

FORM OF GENERAL ASSIGNMENT AND BILL OF SALE

GENERAL ASSIGNMENT AND BILL OF SALE

(“Bill of Sale”)

Concurrently with the execution and delivery hereof, _______________, a _________(“Seller”), is conveying to __________________, a ____________________ (“Purchaser”), by Special Warranty Deed, that certain tract of land together with the improvements thereon (the “Real Property”) lying and being situated in ________ County, ______, and being more particularly described in Exhibit “A”, attached hereto and made a part hereof.

It is the desire of Seller to hereby sell, assign, transfer, setover and deliver to Purchaser all of Seller’s right, title and interest in and to that personal property held by Seller in connection with the Real Property described herein and any and all other incidental rights and appurtenances relating thereto, but excluding that personal property hereafter described (all personal property not excluded below being, collectively, called the “Personal Property”).

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged and confessed by Seller, Seller does hereby sell, assign, transfer, setover and deliver to Purchaser all of Seller’s right, title and interest in and to the Personal Property as follows:

1.	Any and all furniture, equipment and other tangible personal property currently used solely in the operation, repair and maintenance of the Real Property and situated thereon (collectively, the “Tangible Personal Property”), but expressly excluding (i) all furniture, equipment, and all other personal property owned by public or private utilities contractors located at the Property, except, in each of the foregoing cases, to the extent of any reversionary or other interest of Seller therein, (ii) all cash on hand, checks, money orders, prepaid items, accounts receivable and claims arising prior to the Closing, and (iii) all books and records of Seller.

2.	Any and all permits, approvals, entitlements and other intangible property owned by Seller, if any, and used solely in connection with the Real Property, to the extent the foregoing are assignable without the consent of third parties (collectively, the “Intangible Property”).

3.	Any and all contracts and other agreements relating solely to the operation, repair or maintenance of the Real Property, Tangible Personal Property or Intangible Property (but excluding agreements that are matters of record), the terms of which extend beyond the date of this Bill of Sale, including any deposits thereunder for which Purchaser has paid to Seller the cash equivalent at Closing, and listed on Exhibit “B”, attached hereto (“Contracts”).

THE PERSONAL PROPERTY IS BEING ASSIGNED “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” AS OF THE DATE OF THIS BILL OF SALE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. PURCHASER IS HEREBY ACQUIRING THE PERSONAL PROPERTY BASED SOLELY UPON PURCHASER’S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS OF THAT PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER OR SELLER’S AGENTS OR CONTRACTORS. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PERSONAL PROPERTY. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY OR SELLER’S TITLE THERETO.

Seller on behalf of itself and its successors and assigns does hereby agree to indemnify, defend and hold Purchaser, its successors and assigns, harmless from all obligations and liabilities accruing under the Personal Property, prior to the date hereof but not thereafter.

Ex. I-25

Purchaser hereby assumes all obligations of Seller on the Contracts arising on and after the date hereof. Purchaser on behalf of itself, its successors and assigns, does hereby agree to indemnify, defend and hold Seller, its successors and assigns, harmless from all such obligations and any liabilities accruing under the Personal Property on and after the date hereof.

This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

[Remainder of page left intentionally blank.]

Ex. I-26

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed as of the ___ day of ___________, 20___.

SELLER:
____________________,
a ____________________

By:
Name:
Title:

Ex. I-27

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed as of the ___ day of ___________, 20___.

PURCHASER:
____________________,
a ____________________

By:
Name:
Title:

Ex. I-28

EXHIBIT E

PROPERTY DOCUMENTS

1.	All existing as built plans, plats, permits, entitlements, and approvals

2.	All engineering, geotechnical, environmental, drainage/detention, and utility reports or agreements

3.	All zoning restrictions, covenants, easements, DCCRs, POA documents, and other recorded instruments affecting the Property

4.	Tax certificates

Ex. I-29

EXHIBIT F

NOTICE TO PURCHASER

The real property that you are about to purchase is located in Harris County Municipal Utility District No. 410 (the “District”) and may be subject to district taxes or assessments. The district may, subject to voter approval, impose taxes and issue bonds. The district may impose an unlimited rate of tax in payment of such bonds.

The current rate of the district property tax is $_____ on each $100 of assessed valuation.

The total amounts of bonds payable wholly or partly from property taxes, excluding refunding bonds that are separately approved by the voters and excluding any bonds or any portions of bonds issued that are payable solely from revenues received or expected to be received under a contract with a governmental entity, approved by voters are:

$__________ for water, sewer, and drainage facilities; and

$__________ for road facilities; and

$__________ for parks and recreational facilities.

The aggregate initial principal amounts of all such bonds issued are:

$__________ for water, sewer, and drainage facilities; and

$__________ for road facilities; and

$__________ for parks and recreational facilities.

The district is located wholly or partly within the corporate boundaries of the City of Houston. The municipality and the district overlap but may not provide duplicate services or improvements. Property located in the municipality and the district is subject to taxation by the municipality and the district.

The purpose of the district is to provide water, sewer, drainage, flood control, firefighting, road, parks and recreational, or other types of facilities and services. The cost of district facilities is not included in the purchase price of your property.

The District is located in whole or in part within the corporate boundaries of the City of Houston. The taxpayers of the district are subject to the taxes imposed by the municipality and by the District until the District is dissolved. By law, a District located within the corporate boundaries of a municipality may be dissolved by municipal ordinance without the consent of the District or the voters of the District.

The purpose of this District is to provide water, sewer, drainage, or flood control facilities and services within the District through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of your property, and these utility facilities are owned or to be owned by the District. The legal description of the property you are acquiring is described in the attached Exhibit A.

[Signature Page(s) Follow]

Ex. I-30

SELLER:	____________________,
a ____________________

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF ____________	§

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ____________________, as ____________________ of ____________________, a ____________________, personally known to me, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act for the purposes therein set forth.

Given under my hand and official seal, this ____ day of ______________, 20_____.

_________________________________

Notary Public, State of Texas

Ex. I-31

PURCHASER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF SEPTEMBER THROUGH DECEMBER OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. PURCHASER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

THE ENUMERATION OF THE DIFFERENT SERVICES AND FACILITIES THE DISTRICT DOES OR MAY PROVIDE DOES NOT CONSTITUTE A WARRANTY OR REPRESENTATION BY THE SELLER, OR THE SELLER’S SUCCESSORS OR ASSIGNS, THAT THE PURPOSE OF THE DISTRICT IS TO PROVIDE SUCH SERVICES OR FACILITIES OR THAT THE DISTRICT DOES IN FACT PROVIDE SUCH SERVICES OF FACILITIES. IF THE PURPOSE OF THE DISTRICT IS TO PROVIDE ONE OR MORE OF THE ENUMERATED SERVICES OR FACILITIES, OR IF IN FACT THE DISTRICT DOES PROVIDE ONE OR MORE OF THE ENUMERATED SERVICES, THEN THIS NOTICE IS NOT INTENDED AND SHALL NOT CONSTITUTE ANY WARRANTY OR REPRESENTATION AS TO THE TYPE, QUALITY, OR NATURE OF SUCH SERVICES OR FACILITIES.

The undersigned Purchaser hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of purchase of the real property.

PURCHASER:	____________________,
a ____________________

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF ____________	§

This instrument was acknowledged before me on the ____ day of ________ 20_____, by _______________________________,___________________________of _____________________________, a ____________________, on behalf of said ___________.

[EXHIBIT A – PROPERTY DESCRIPTION – TO BE ADDED]

Ex. I-32

EXHIBIT J

HVAC MAINTENANCE PROGRAM

Tenant agrees to enter into and maintain through the Lease Term, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating, and air conditioning systems and equipment within the Premises (the “HVAC Maintenance Contract”). Landlord requires that a qualified and licensed HVAC contractor perform this work.

The HVAC Maintenance Contract must be effective within thirty (30) days of occupancy of the Premises, and service visits shall be performed on a quarterly basis at a minimum. Tenant shall send the following checklist to a qualified HVAC contractor to be included in the HVAC Maintenance Contract:

1.Adjust belt tension levels as necessary;

2.Lubricate all moving parts as necessary;

3.Inspect and adjust all temperature and safety controls;

4.Check refrigeration system operation and cycle;

5.Check refrigeration system for leaks;

6.Check refrigeration system for proper amperage;

7.Check refrigeration system coil surfaces;

8.Check refrigeration system pressures;

9.Clean coils a minimum of one time per year in the first quarter.

10.Inspect compressor oil levels and crank case heaters;

11.Check head pressure, suction pressure, and oil pressure;

12.Inspect air fitters and replace when necessary;

13.Check space conditions;

14.Check condensate drains, drain pans, and clear traps when necessary;

15.Inspect and adjust all valves;

16.Check and adjust all thermostats if necessary;

17.Check and adjust dampers; and

18.Run machine through complete cycle.

Ex. J-1